UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Universal Health Realty Income Trust

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April 22, 2016

Dear Shareholder:

You are cordially invited to attend the Annual Meeting (the “Annual Meeting”) of Shareholders of Universal Health Realty Income Trust (the “Trust”) which will be held on Thursday, June 9, 2016 at 10:00 a.m., at the offices of the Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania for the following purposes:

(1)	the election by our shareholders of two Class III Trustees, to serve for a term of three years, until the annual election of Trustees in the year 2019 and the election and qualification of their successors;

(2)	to conduct an advisory (nonbinding) vote to approve named executive officer compensation;

(3)	to ratify the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

(4)	the approval of the amendment and restatement of the Universal Health Realty Income Trust 2007 Restricted Stock Plan;

(5)	to act on a shareholder proposal regarding proxy access if properly presented at the meeting; and

(6)	to transact such other business as may properly come before the meeting or any adjournment thereof.

Detailed information concerning these matters is set forth in the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) you received in the mail and in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. We have elected to provide access to our Proxy Materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. If you want more information, please see the Questions and Answers section of this Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, please either vote by telephone or internet or, if you received printed Proxy Materials and wish to vote by mail, by promptly signing and returning your proxy card in the enclosed envelope. Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice you received in the mail. If you then attend and wish to vote your shares in person, you still may do so. In addition to the matters noted above, we will discuss the business of the Trust and be available for your comments and discussion relating to the Trust.

I look forward to seeing you at the meeting.

Sincerely,

Alan B. Miller
Chairman of the Board,
Chief Executive Officer and President

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 9, 2016

Notice is hereby given that the Annual Meeting (the “Annual Meeting”) of Shareholders of Universal Health Realty Income Trust (the “Trust”) will be held on Thursday, June 9, 2016 at 10:00 a.m., at the offices of the Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania for the following purposes:

(1)	the election by our shareholders of two Class III Trustees, to serve for a term of three years, until the annual election of Trustees in the year 2019 and the election and qualification of their successors;

(2)	to conduct an advisory (nonbinding) vote to approve named executive officer compensation;

(3)	to ratify the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

(4)	the approval of the amendment and restatement of the Universal Health Realty Income Trust 2007 Restricted Stock Plan;

(5)	to act on a shareholder proposal regarding proxy access if properly presented at the meeting; and

(6)	to transact such other business as may properly come before the meeting or any adjournment thereof.

You are entitled to vote at the Annual Meeting only if you were a shareholder of record at the close of business on April 11, 2016. You are cordially invited to attend the Annual Meeting in person.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE OR INTERNET OR, IF YOU RECEIVED PRINTED PROXY MATERIALS AND WISH TO VOTE BY MAIL, MARK YOUR VOTES, THEN DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on Thursday, June 9, 2016:

The Proxy Statement and Annual Report to Shareholders are available at

http://www.edocumentview.com/UHT

BY ORDER OF THE BOARD OF TRUSTEES

Cheryl K. Ramagano
Secretary

King of Prussia, Pennsylvania

April 22, 2016

Universal Corporate Center

367 South Gulph Road

King of Prussia, PA 19406

PROXY STATEMENT

QUESTIONS AND ANSWERS

1.	Q: Why am I receiving these materials?

A:	This Proxy Statement and enclosed forms of proxy (first mailed to shareholders who requested to receive printed Proxy Materials on or about April 22, 2016) are furnished in connection with the solicitation of proxies by our Board of Trustees for use at the Annual Meeting of Shareholders (the “Annual Meeting”), or at any adjournment thereof. A Notice Regarding the Availability of Proxy Materials was first mailed to all of our other shareholders beginning on or about April 22, 2016. The Annual Meeting will be held on Thursday, June 9, 2016 at 10:00 a.m., at our offices located at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

2.	Q: What is the purpose of the Annual Meeting?

A:	The Annual Meeting is being held to: (1) elect two Class III Trustees, who will serve for a term of three years until the annual election of Trustees in the year 2019 and the election and qualification of their successors; (2) conduct an advisory (nonbinding) vote to approve named executive officer compensation; (3) ratify the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2016; (4) vote upon the amendment and restatement of the Universal Health Realty Income Trust 2007 Restricted Stock Plan; (5) act on a shareholder proposal regarding proxy access if properly presented at the meeting; and (6) transact such other business as may properly be brought before the meeting or any adjournment thereof. We will also discuss our business and be available for your comments and discussion.

3. Q:	Why did Shareholders receive a notice in the mail regarding the internet availability of Proxy Materials instead of a full set of Proxy Materials?

A:	In accordance with “notice and access” rules adopted by the U.S. Securities and Exchange Commission, or SEC, we may furnish Proxy Materials, including this Proxy Statement and our Annual Report to Shareholders, to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Most shareholders will not receive printed copies of the Proxy Materials unless they request them. Instead, the Notice, which was mailed to shareholders, will instruct you as to how you may access and review all of the Proxy Materials on the internet. Please visit www.edocumentview.com/UHT. The Notice also instructs you as to how you may submit your Proxy on the internet. If you would like to receive a paper or e-mail copy of our Proxy Materials, you should follow the instructions for requesting such materials in the Notice.

4.	Q: Who may attend the Annual Meeting?

A:	Shareholders of record as of the close of business on April 11, 2016, or their duly appointed proxies, may attend the meeting. Shareholders whose shares are held through a broker or other nominee will need to bring a copy of a brokerage statement reflecting their ownership of our shares as of the record date.

5.	Q: Who is entitled to vote at the Annual Meeting?

A:	Only shareholders of record as of the close of business on April 11, 2016 are entitled to vote at the Annual Meeting. On that date, 13,328,033 shares of beneficial interest, par value $.01 per share, were outstanding.

6.	Q: Who is soliciting my vote?

A:	The principal solicitation of proxies is being made by our Board of Trustees by mail. Certain of our officers and employees and certain officers and employees of UHS of Delaware, Inc. (our “Advisor”), a wholly-owned subsidiary of Universal Health Services, Inc. (“UHS”), or its affiliates, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal contact. We will bear the cost of the solicitation of the proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares. In addition, we may retain a third-party proxy solicitation service, to assist in the solicitation of proxies who may solicit proxies personally, by telephone and by mail.

7.	Q: What items of business will be voted at the Annual Meeting?

A:	The items of business that will be voted are the election of two Class III Trustees, who will serve for a term of three years until the annual election of Trustees in the year 2019 and the election and qualification of their successors; an advisory (nonbinding) vote to approve named executive officer compensation; ratification of the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2016; the amendment and restatement of the Universal Health Realty Income Trust 2007 Restricted Stock Plan; and a shareholder proposal regarding proxy access if properly presented at the meeting.

8.	Q: How does the Board of Trustees recommend that I vote?

A:	The Board of Trustees recommends that you vote your shares FOR the nominees for Class III Trustees, FOR the approval of our named executive officer compensation, FOR the ratification of the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2016, FOR the amendment and restatement of the Universal Health Realty Income Trust 2007 Restricted Stock Plan, and AGAINST the shareholder proposal regarding proxy access if properly presented at the meeting.

9.	Q: How will voting on any other business be conducted?

A:	Other than the items of business described in this Proxy Statement, we know of no other business to be presented for action at the Annual Meeting. As for any other business that may properly come before the Annual Meeting, your signed proxy confers discretionary authority in the persons named therein. Those persons will vote or act in accordance with their best judgment.

10.	Q: What is the difference between a “shareholder of record” and a “street name” holder?

A:	These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

11.	Q: How do I vote my shares if I am a shareholder of record?

A:	For specific instructions on how to vote your shares, please refer to the instructions on the Notice Regarding the Availability of Proxy Materials you received in the mail or, if you received printed proxy materials, your enclosed proxy card. If you received printed proxy materials, you may vote by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope, or you may vote by telephone or internet. Unless otherwise indicated on the proxy, shares represented by any proxy will, if the proxy is properly executed and received by us prior to the Annual Meeting, be voted “FOR” the nominees for Trustee, “FOR” the approval of our named executive officer compensation, “FOR” the ratification of the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2016, “FOR” the amendment and restatement of the Universal Health Realty Income Trust 2007 Restricted Stock Plan, and “AGAINST” the shareholder proposal regarding proxy access if properly presented at the meeting. You may also vote by telephone or internet.

12.	Q: How do I vote by telephone or electronically?

A:	Instead of submitting your vote by mail on the enclosed proxy card (if you received printed proxy materials), your vote can be submitted by telephone or electronically, via the internet. Please refer to the specific instructions set forth on the Notice Regarding the Availability of Proxy Materials or, if you received printed Proxy Materials, on the enclosed proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a shareholder.

13.	Q: How do I vote my shares if they are held in street name?

A:	If your shares are held in street name, your broker or other nominee will provide you with a form seeking instruction on how your shares should be voted.

14.	Q: Can I change or revoke my vote?

A:	Yes. Any proxy executed and returned to us is revocable by delivering a later signed and dated proxy or other written notice to our Secretary at any time prior to its exercise. Your proxy is also subject to revocation if you are present at the meeting and choose to vote in person.

15.	Q: What is the vote required to approve the proposals?

A:	The vote of a majority of all the votes cast at a meeting at which a quorum is present is necessary for the election of the Class III Trustees. A majority of the votes cast means that the number of shares voted “for” a Trustee’s election exceeds the number of shares “withheld” from that Trustee. A nominee currently serving as a Trustee not receiving a majority of the votes cast will tender his or her resignation, promptly following certification of the shareholder vote, for consideration by the Nominating & Corporate Governance Committee. For the purposes of the election of trustees, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of the advisory vote on named executive officer compensation. For purposes of the vote on the approval of the named executive officer compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of the ratification of the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2016. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. The ratification of the appointment of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2016 is a discretionary matter on which brokers may vote without instructions from their clients.

The affirmative vote of the holders of a majority of the shares of beneficial interest present in person or represented by proxy and entitled to vote is required for the approval of the amendment and restatement of the Universal Health Realty Income Trust 2007 Restricted Stock Plan. For the purposes of the approval of the amendment and restatement of the Universal Health Realty Income Trust 2007 Restricted Stock Plan, abstentions will have the effect of a vote against the proposal and broker non-votes will have no effect on the result of the vote.

The affirmative vote of the holders of a majority of the shares of beneficial interest votes present in person or represented by proxy and entitled to vote is required for the approval of the shareholder proposal. For the purposes of the approval of the shareholder proposal, abstentions will have the effect of a vote against the proposal and broker non-votes will have no effect on the result of the vote.

16.	Q: What constitutes a “quorum”?

A:	The shareholders entitled to vote at the meeting representing a majority of the total number of votes authorized to be cast by shares of beneficial interest then outstanding and entitled to vote on any question present in person or by proxy shall constitute a quorum at any such meeting for action on such question. Proxies received but marked with instructions to withhold authority to vote or abstain from voting and broker non-votes will be included in the calculation of the number of shares to be considered present at the meeting.

17.	Q: What are our voting rights?

A:	Each share is entitled to one vote on the matters to be presented at the meeting.

18.	Q: What if I withhold my vote or abstain from voting?

A:	If you are entitled to vote at the Annual Meeting, you can withhold authority to vote or abstain from voting. If you attend the meeting or send in your signed proxy with instructions to withhold authority or abstain from voting for the proposals, you will be counted for the purposes of determining whether a quorum exists.

With respect to the election of the Trustees, instructions on the accompanying proxy card to withhold authority to vote will result in the nominees receiving fewer votes. Any nominee currently serving as a trustee in an election who receives a greater number of votes “withheld” or votes “against” his or her election than votes “for” such election shall tender his or her resignation for consideration by the Nominating & Governance Committee. For the purposes of the election of trustees, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

For purposes of the vote on the approval of the named executive officer compensation, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

For purposes of the vote on the ratification of the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2016, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

For the purposes of the approval of the amendment and restatement of the Universal Health Realty Income Trust Restricted Stock Plan, abstentions will have the practical effect of a vote against this proposal.

For the purposes of the approval of the shareholder proposal, abstentions will have the practical effect of a vote against the shareholder proposal.

19. Q:	Will my shares be voted if I do not sign and return my proxy card or do not vote by internet or telephone?

A:	If you are a registered shareholder and you do not sign and return your proxy card or do not vote by internet or telephone, your shares will not be voted at the Annual Meeting. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters.

Under the New York Stock Exchange rules, the proposals relating to the election of the Trustees, the advisory vote on our named executive officer compensation, the approval of the amendment and restatement of the Universal Health Realty Income Trust 2007 Restricted Stock Plan and the shareholder proposal are deemed to be nonroutine matters with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owner of the shares.

20.	Q: What is a “broker non-vote”?

A:	“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the Financial Industry Regulatory Authority, member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, New York Stock Exchange-member brokers who hold shares in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are not permitted to vote on non-routine matters.

Since the election of the Trustees, the advisory vote on named executive officer compensation, the vote on the amendment and restatement of the Universal Health Realty Income Trust 2007 Restricted Stock Plan, and the shareholder proposal are nonroutine matters, a broker may not turn in a proxy card voting shares without receiving instructions from you.

21.	Q: What is the effect of a broker non-vote?

A:	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum but they do not affect the determination of whether a matter is approved.

22.	Q: Who will count the votes?

A:	Our Secretary will count the votes and serve as inspector of elections.

23. Q:	When are shareholder proposals due in order to be included in our Proxy Statement for the 2017 Annual Meeting?

A:	Any proposal that you wish to present for consideration at the 2017 Annual Meeting must be received by us no later than December 23, 2016. This date provides sufficient time for inclusion of the proposal in the 2017 proxy materials.

24.	Q: Can I receive more than one set of Annual Meeting materials?

A:	If you share an address with another shareholder, each shareholder may not receive a separate copy of our Annual Report and Proxy Statement. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to our Secretary at Universal Health Realty Income Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania 19406, telephone (610) 265-0688. If you share an address with another shareholder and (i) would like to receive multiple copies of the Proxy Statement or Annual Report to Shareholders in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

25. Q:	How can I obtain additional information about Universal Health Realty Income Trust (the “Trust”)?

A:	Copies of our Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2015 and our other annual, quarterly and current reports we file with the Securities and Exchange Commission, and any amendments to those reports, are available free of charge on our website, which is located at http://www.uhrit.com. Copies of these reports will be sent without charge to any shareholder requesting such copies in writing to our Secretary at Universal Health Realty Income Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania 19406. The information posted on our website is not incorporated into this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 2016, the number of shares and the percentage of our outstanding shares beneficially owned, within the meaning of Securities and Exchange Commission Rule 13d-3, (i) by each person who is known to us to own beneficially more than 5% of our shares; (ii) by each Trustee and Trustee nominee and each executive officer named in the Summary Compensation Table, and; (iii) by all Trustees and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power. No shares are pledged as security by any of our Trustees or executive officers.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares
Universal Health Services, Inc. 367 South Gulph Road King of Prussia, PA 19406	787,543		5.9%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,003,445	(2)	15.0%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,276,104	(3)	9.6%

Vanguard Specialized Funds—Vanguard REIT Index Fund. 100 Vanguard Blvd. Malvern, PA 19355	915,307	(4)	6.9%

Miles L. Berger Berger Management Services, LLC 350 West Hubbard St. #222 Chicago, IL 60654	9,038	(5)	(6)

James E. Dalton, Jr. 6505 Edinburgh Drive Nashville, TN 37221	6,910	(5)	(6)

Elliot J. Sussman, M.D. The Villages Health 1020 Lake Sumter Landing The Villages, FL 32162	6,825	(5)	(6)

Robert F. McCadden Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102	1,700		(6)

Alan B. Miller	159,230	(5)(7)	1.2%

Marc D. Miller	2,154		(6)

Charles F. Boyle	29,409	(5)	(6)

Cheryl K. Ramagano	29,093	(5)	(6)

Timothy J. Fowler 3295 River Exchange Dr. Suite 190 Norcross, GA 30092	19,145	(5)	(6)

All Trustees & executive officers as a group (9 persons)	263,504	(5)(7)	2.0%

(1)	Unless otherwise shown, the address of each beneficial owner is c/o Universal Health Realty Income Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.
(2)	These securities are held by The Vanguard Group, Inc. Information is based on Amendment No. 10 to Schedule 13G filed February 10, 2016. The Vanguard Group, Inc. reported that it has sole voting power with respect to 49,477 shares, shared voting power with respect to 12,900 shares, sole dispositive power with respect to 1,961,037 shares and shared dispositive power with respect to 42,408 shares.
(3)	These securities are held by BlackRock, Inc. Information is based on Amendment No. 6 to Schedule 13G filed January 22, 2016.
(4)	These securities are held by Vanguard Specialized Funds—Vanguard REIT Index Fund. Information is based on Amendment No. 5 to Schedule 13G filed February 9, 2016.
(5)	Includes shares issuable pursuant to stock options to purchase shares of beneficial interest held by officers and Trustees of the Trust and exercisable within 60 days of March 31, 2015 as follows: Miles L. Berger (1,000); James E. Dalton, Jr. (1,000); Elliot J. Sussman, M.D. (1,000); Alan B. Miller (7,500); Charles F. Boyle (4,000); Cheryl K. Ramagano (4,000) and Timothy J. Fowler (3,000).
(6)	Less than 1% of the outstanding shares.
(7)	Includes 42,000 shares of beneficial interest beneficially owned by the Alan B. Miller Family Foundation. Mr. Miller disclaims beneficial ownership of these securities.

Equity Compensation Plan Information

The table below provides information, as of December 31, 2015, concerning securities authorized for issuance under our equity compensation plans.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding column(c))
Equity compensation plans approved by security holders	46,000	$36.53	7,445
Equity compensation plans not approved by security holders	—	—	—

TOTAL	46,000	$36.53	7,445

PROPOSAL NO. 1

ELECTION OF TWO TRUSTEES

We were organized under the laws of the State of Maryland as a real estate investment trust on August 6, 1986. Pursuant to our Declaration of Trust, the Trustees have been divided into three classes, with staggered terms. The terms of the Trustees in Class III expire at this meeting, the terms of the Trustees in Class I will expire at the 2017 Annual Meeting and the terms of the Trustees in Class II will expire at the 2018 Annual Meeting. At each Annual Meeting, Trustees are elected for a term of three years to succeed those in the class whose term is expiring at such Annual Meeting.

The persons listed below currently constitute our Board of Trustees. The nominees for the Class III Trustees are Miles L. Berger and Elliot J. Sussman, M.D. They have been nominated to be elected for a three-year term that expires at the 2019 Annual Meeting. The Trustees have no reason to believe that the nominees will be unavailable for election; however, if a nominee becomes unavailable for any reason, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Trustees to replace the nominee. The nominees have consented to be named and have indicated their intent to serve if elected.

Pursuant to our Declaration of Trust, a majority of our Trustees must be “Independent Trustees” with each class of Trustees containing at least one Independent Trustee. The Declaration of Trust defines an “Independent Trustee” as a Trustee who is not an affiliate of UHS, the parent company of our Advisor, and does not perform any services for us, except as Trustee. The vote of a majority of all the votes cast at a meeting at which a quorum is present is necessary for the election of the Class III Trustees. A majority of the votes cast means that the number of shares voted “for” a Trustee’s election exceeds the number of shares “withheld” from that Trustee. A nominee currently serving as a Trustee not receiving a majority of the votes cast will tender his or her resignation, promptly following certification of the shareholder vote, for consideration by the Nominating & Corporate Governance Committee.

The following information is furnished with respect to the nominees for election as a Trustee and each member of the Board of Trustees whose term of office will continue after the meeting.

Name	Class of Trustee	Age	Principal Occupation During the Last Five Years	Trustee Since
NOMINEES (TERMS EXPIRING IN 2016)
Miles L. Berger*	III	85	Chairman of the Board of Berger Management Services, LLC since 1999; Trustee of Innkeepers Trust USA from 1993 until the sale of the company in 2007, and a member of the Board of Directors of Medallion Bank since 2002 and Chatman Lodging Trust since 2010.	1998

Elliot J. Sussman, M.D.*	III	64	Chairman of The Villages Health and a Consultant. Former President and Chief Executive Officer of Lehigh Valley Hospital and Health Network from 1993 to 2010. Currently, a member of the Board of Directors of iCAD, Inc. since 2002.	1999

Name	Class of Trustee	Age	Principal Occupation During the Last Five Years	Trustee Since
TRUSTEES WHOSE TERMS EXPIRE IN 2017
Alan B. Miller	I	78	Chairman of our Board and our Chief Executive Officer since 1986 and our President since February, 2003. Chairman of the Board and Chief Executive Officer of UHS since 1978 and previously served as UHS’s President until May, 2009. Father of Marc D. Miller, a Trustee and President of UHS.	1986

Robert F. McCadden*	I	58	Elected Trustee of the Trust in December, 2013. Currently serves as Executive Vice President and Chief Financial Officer of Pennsylvania Real Estate Investment Trust since his appointment in 2004. Formerly, he served as audit partner of KPMG LLP from 2002 to 2004 and audit partner of Arthur Andersen LLP from 1993 to 2002. Since 2011, Mr. McCadden has served as a member of the Board of Directors of Independence Realty Trust, Inc.	2013

Name	Class of Trustee	Age	Principal Occupation During the Last Five Years	Trustee Since
TRUSTEES WHOSE TERMS EXPIRE IN 2018
James E. Dalton, Jr.*	II	73	Formerly, Chairman of the Board of Signature Hospital Corporation from 2006-2012. Formerly, President, Chief Executive Officer and Director of Quorum Health Group, Inc. from 1990 to 2001. Formerly, President of Edinburgh Associates from 2001-2007. Formerly, a Director of US Oncology, Inc. from 2005-2010. Currently, a director of Select Medical Corp. since 2005.	1997

Marc D. Miller	II	45	Elected to the UHS Board of Directors in May, 2006. Appointed President of UHS in May, 2009 and prior thereto served as Senior Vice President and Co-Head of UHS’s Acute Care Division since 2007. Mr. Marc D. Miller was elected Vice President of UHS in 2005 and has served in various other capacities related to UHS’s acute care division since 2000. Serves as a member of the Board of Directors of Premier, Inc. He is the son of Alan B. Miller, our Chairman of the Board, Chief Executive Officer and President.	2008

*	Independent Trustee

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES AS TRUSTEES. ANY NOMINEE CURRENTLY SERVING AS A TRUSTEE IN AN ELECTION WHO RECEIVES A GREATER NUMBER OF VOTES “WITHHELD” HIS OR HER ELECTION THAN VOTES “FOR” SUCH ELECTION SHALL TENDER HIS OR HER RESIGNATION FOR CONSIDERATION BY THE NOMINATING & GOVERNANCE COMMITTEE.

PROPOSAL NO. 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to rules of the Securities and Exchange Commission, we are asking you to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers as disclosed in the Compensation Discussion and Analysis below, the compensation tables below, and any related narrative discussion contained in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on the compensation paid to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking the shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Trust’s shareholders approve, on an advisory basis, the compensation paid to the Trust’s named executive officers, as disclosed in the Trust’s proxy statement for the 2016 Annual Meeting of Shareholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement.”

Vote Required

The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of the advisory vote on named executive officer compensation. For purposes of the vote on Proposal No. 2, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The “say-on-pay” vote is advisory and will not be binding upon the Trust, the Board of Trustees or the Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO THE TRUST’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has selected, and as a matter of good corporate governance, is requesting ratification by the shareholders of the selection of KPMG LLP to serve as our independent registered public accountants for the year ending December 31, 2016. KPMG LLP served as our independent registered public accountants for the year ended December 31, 2015. If a favorable vote is not obtained, the Audit Committee may reconsider the selection of KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Trust and its shareholders.

KPMG LLP representatives will attend the Annual Meeting and respond to questions where appropriate. Such representatives may make a statement at the Annual Meeting should they so desire.

Shareholder Approval

We are submitting the selection of the independent registered public accountants for shareholder ratification as a matter of good corporate governance. Ratification of the selection of the independent registered public accountants by the shareholders requires that the votes cast in favor of ratification exceed the votes cast opposing ratification. If a favorable vote is not obtained, the Audit Committee may reconsider the selection of KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Trust and its shareholders. Unless marked to the contrary, proxies will be voted FOR the ratification of the selection of KPMG LLP as our independent registered public accountants.

The Board recommends that shareholders vote FOR the ratification of the selection of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2016.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

THE UNIVERSAL HEALTH REALTY INCOME TRUST 2007 RESTRICTED STOCK PLAN

On March 3, 2016, our Board of Trustees adopted amendments to our 2007 Restricted Stock Plan in the form of the Universal Health Realty Income Trust Amended and Restated 2007 Restricted Stock Plan (the “Plan”), subject to the approval of our shareholders at the Annual Meeting. The amendments would, among other things, increase the number of shares that may be issued under the 2007 Plan by 50,000 shares (to 125,000 shares from 75,000 shares) and extend the term of the Plan for an additional ten years. The full text of the Plan, as amended and restated, is attached hereto as Annex A.

Our executive compensation program has consisted almost exclusively of the periodic granting of restricted stock awards pursuant to the Plan. Unless amended, the Plan will expire by its terms on April 24, 2017. As adopted in 2007, we were authorized to issue up to 75,000 shares of our beneficial interests under the Plan. As of April 11, 2016, 67,555 (net of cancellations) of those 75,000 shares have been issued and 19,580 restricted shares are currently issued but not yet vested. The average annual number of restricted shares granted under the Plan since its inception in 2007 is approximately 9,000. Our Board of Trustees believes that the addition of 50,000 shares to the Plan’s share reserve will be sufficient to cover restricted share awards for the foreseeable future. The Board of Trustees also believes that extending the term of the Plan without also increasing the number of authorized shares that can be issued would be relatively meaningless (in the sense that the number of remaining available shares would be insufficient to cover an appropriate level of awards in 2016).

If the proposed amendments to the Plan are not approved, the Plan will expire, we will lose what has been an effective means of providing executive compensation and we will be forced to completely revise our compensation program. The Board of Trustees believes this would present serious challenges to our ability to attract and retain directors and other key personnel and, if not addressed in other ways, would be detrimental to our business and the interests of our shareholders.

Description of the Plan

The following summary describes the principal features of the Plan, as proposed to be amended, and is qualified in its entirety by reference to the amended and restated plan document, a copy of which is attached hereto as Annex A.

Term. If this proposal is approved, the Plan will expire on March 3, 2026 (the tenth anniversary of the date the amendment and restatement was adopted by the Board of Trustees). If this proposal is not approved, the Plan will expire on April 24, 2017.

Administration. The Plan is administered primarily by the Compensation Committee of our Board of Trustees, provided that, the full Board of Trustees has sole responsibility and authority for matters relating to the grant and administration of awards to any member of the Board of Trustees who is not one of our officers or employees. Notwithstanding the foregoing, the full Board of Trustees may perform any function of the Compensation Committee under the Plan.

Eligibility. Our executive officers, Trustees, employees, other personnel and consultants are eligible to participate in the Plan. Currently, our named executive officers, our Trustees and certain other personnel are considered eligible under the Plan.

Amendment and Termination. The Board of Trustees may amend or terminate the Plan at any time, subject to shareholder approval of any such amendment if so required under applicable law or exchange requirements; provided, however, that no such action will adversely affect any right or obligation with respect to any existing award without the participant’s consent.

Authorized Shares; Limitations on Awards. If this proposal is approved, the Plan will authorize us to issue up to 125,000 shares of our beneficial interest. Of that number, 47,975 net shares have already been issued and vested, and awards for another 19,580 restricted shares are currently issued but not yet vested. Assuming the outstanding awards become vested, a total of 67,555 net shares will have been issued under the Plan. That would leave us with 57,445 shares for future issuance under the Plan. Shares covered by awards that are canceled or forfeited may be reissued and will not be taken into account for purposes of determining the number of shares that remain available for issuance under the Plan. The total number of shares that may be covered by awards made to any individual in any calendar year may not exceed 12,500 plus the individual’s unused annual share limit as of the close of the preceding calendar year. The number of shares that may be issued under the Plan and the annual individual limitation are subject to equitable adjustment in the event of a share split, share dividend or other capital change.

Type of Awards. Awards made under the Plan will take the form of restricted shares. Under a restricted share award, shares of beneficial interest are issued in the name of the participant subject to specified transfer restrictions and vesting conditions.

Dividend and Voting Rights. Unless the Compensation Committee determines otherwise, if we pay cash dividends to our shareholders, then, on the dividend payment date, we will also make a cash payment to participants with respect to their restricted shares. Dividend payments will be subject to withholding taxes, if applicable. Unless the Compensation Committee determines otherwise, the holders of restricted shares will be entitled to vote the shares.

Vesting; Performance-Based Awards. Vesting of restricted shares issued under the Plan will be based upon such continuing service, performance and/or other conditions as the Compensation Committee shall determine. Under the proposed Plan amendments, all awards must have a vesting period of at least one year. The Compensation Committee may make performance-based awards designed to qualify for a performance-based compensation exemption from the executive compensation deduction limitations of Section 162(m) of the U.S. Internal Revenue Code (the “Code”). Performance goals for such performance-based awards may be based on one or more of the following criteria: earnings per share, share price or total shareholder return, pre-tax profits, net earnings, return on equity or assets, revenues, operating income before depreciation, amortization and non-cash compensation expense, funds from operations per share, and/or market share or market penetration. To qualify for the exemption, performance goals must be established in accordance with detailed timing, administration and other rules set forth in Treasury Regulations issued under Section 162(m).

Nontransferability. Restricted shares may not be transferred other than to us or our designee in accordance with the terms of the Plan, and any attempt to do so will be null and void and, unless the Compensation Committee determines otherwise, will result in the immediate forfeiture of the award.

Recoupment. Each award is subject to any incentive compensation claw back policies that may be adopted by us (whether or not adopted prior to the date of such award) as in effect at any time and from time to time, and, as applicable, to the claw back requirements of Section 954 of the Dodd-Frank Act.

United States Income Tax Consequences

Set forth below are certain United States income tax consequences associated with awards made under the Plan.

In general, unless an early income election is made under Section 83(b) of the Code (as described below), a participant will realize ordinary income at the time restricted shares become vested equal to the then fair market value of the shares, and we will be entitled to a corresponding deduction. The participant’s tax basis for the vested shares would equal the amount paid by the participant plus the amount of ordinary income realized on the vesting date. The participant’s holding period for tax purposes would begin on the vesting date. Any gain or loss on a subsequent sale of the shares would be capital gain or loss.

If a participant makes a timely early income election under Section 83(b) of the Code, the participant would realize ordinary income on the date the restricted shares are issued in an amount equal to the fair market value of the shares on that date, and our corresponding deduction would be limited to that amount. The participant’s tax basis in the shares would be equal to the amount of ordinary income realized as a result of the election and the participant’s holding period for the shares would begin on the date the shares are issued. Gain or loss on a sale of the shares (assuming they become vested) would be capital gain or loss. If the shares are forfeited, the participant will not be entitled to a deduction notwithstanding the fact that tax will have been paid by reason of the early income election.

New Plan Benefits

Because future awards under the Plan will be made on a discretionary basis, the terms and size of awards that will be made under the Plan are not determinable at this time. For illustrative purposes only, the following table sets forth the number of shares awarded to our (i) named executive officers, (ii) all current executive officers as a group, (iii) all current Trustees who are not executive officers as a group and (iv) all current employees (including all current officers) who are not executive officers as a group in 2015:

Name or Group	Dollar value(a.)	Number of Shares
Alan B. Miller	$133,700	2,800
Charles F. Boyle	$74,012	1,550
Cheryl K. Ramagano	$74,012	1,550
Timothy J. Fowler	$50,137	1,050

All current executive officers, as a group (4 persons)	$331,861	6,950
All current Trustees who are not executive officers, as a group (5 persons)	$83,563	1,750
All current employees (including all current officers), who are not executive officers, as a group (3 persons)	$49,183	1,030

(a.)	Based upon the closing market price on the date of grant of $47.75 per share

Vote Required

The affirmative vote of the holders of a majority of the shares of beneficial interest present in person or represented by proxy and entitled to vote is required for the approval of the amendment and restatement of the Universal Health Realty Income Trust 2007 Restricted Stock Plan. Abstentions from voting on this proposal will have the practical effect of a vote against this proposal because an abstention results in one less vote for the proposal. Broker non-votes will have no effect on the outcome on this proposal.

THE TRUSTEES DEEM “PROPOSAL NO. 4—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE UNIVERSAL HEALTH REALTY INCOME TRUST 2007 RESTRICTED STOCK PLAN” TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL NO. 5

SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER PROXY ACCESS

We have been notified that UAW Retiree Medical Benefits Trust (“UAW”) intends to present a non-binding proposal for consideration at the Annual Meeting. UAW represents that they are the beneficial owner of 1,298 of our shares of beneficial interest. The shareholder making this proposal has provided the proposal and supporting statement, which is set forth below.

The Board opposes adoption of the proposal and asks shareholders to review the Board’s statement in opposition to the proposal, which follows the shareholders’ proposal and supporting statement below.

Shareholder Proposal Regarding Proxy Access

RESOLVED: Shareholders of Universal Health Realty Income Trust (the “Trust”) ask the board of directors (“Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. The bylaw should require the Trust to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (defined below) of any person nominated for election to the board by a shareholder or group (“Nominator”) satisfying the criteria below. It should also allow shareholders to vote on such nominee on the Trust’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials should not exceed one quarter of the directors then comprising the Board. This bylaw, which would supplement existing rights, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Trust’s outstanding common shares continuously for at least three years;

b)	give the Trust, within the time period identified in its bylaws, written notice of the information required by the bylaws and any SEC rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (information required by this subsection (b) is the “Disclosure”); and

c)	certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Trust’s shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Trust’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Trust.

The Nominator may submit a statement not exceeding 500 words in support of each nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable rules, and the priority to be given when nominations exceed the one-quarter limit.

Supporting Statement

We believe proxy access is a fundamental shareholder right that will make directors more accountable and enhance shareholder value. A 2014 study by the CFA Institute concluded that proxy access:

•	Would “benefit both the markets and corporate boardrooms, with little cost or disruption”

•	Has the potential to raise overall U.S. market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support. Votes on proxy access proposals averaged approximately 55% in 2015, as of July 26 (http://corpgov.law.harvard.edu/2015/08/10/proxy-access-proposals/) and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett- Packard, Western Union and Verizon. The Council of Institutional Investors recently issued best practices for proxy access endorsing the 3% ownership threshold (with no limit on the number of nominating shareholders in a group) we propose. (CII, “Proxy Access: Best Practices,” at 3 (Aug. 2015))

BOARD OF TRUSTEES’ STATEMENT IN OPPOSITION TO PROPOSAL NO. 5:

Our Board of Trustees recommends a vote AGAINST the foregoing proposal for the following reasons:

Proxy access is a procedure designed to facilitate company-financed proxy contests in trustee elections, pitting the Board’s nominees against one or more proxy access candidates nominated by a shareholder to be included in the Trust’s proxy statement. The Board recommends that you vote against this proposal because it ignores the effective voice shareholders already have, undercuts the critical role of the independent Nominating and Governance Committee, and would introduce an unnecessary and potentially expensive and destabilizing dynamic into the Board election process.

This proposal advances a solution for a problem that does not exist at the Trust, as the Trust’s current corporate governance policies and practices provide shareholders with the ability to effectively express their views and participate meaningfully in trustee elections, and ensure that the Board of Trustees is accountable to shareholders. For example,

•	Trustees are elected by a majority vote standard;

•	Independent trustees comprise a super-majority of the Board and our Declaration of Trust requires that a majority of our Board be comprised of independent trustees;

•	Shareholders are able to:

•	Communicate directly with any trustee, including our independent trustees, as discussed in this Proxy Statement under “Shareholder Communications”;

•	Propose trustee nominees to the Nominating and Governance Committee; and

•	Directly submit nominations of trustee candidates at our annual meetings, subject to the conditions set forth in our By-laws; and

•	We do not have a “poison pill.”

The proposal would undermine the important role of the independent Nominating and Governance Committee. Allowing shareholders to nominate competing candidates for trustee in our proxy statement would seriously undercut the role of the independent Nominating and Governance Committee and our Board in one of the most crucial elements of corporate governance, the election of trustees. An effective board of trustees is composed of individuals with a diverse and complementary blend of experiences, skills and perspectives. Our independent Nominating and Governance Committee and our Board of Trustees are best situated to assess the particular qualifications of potential trustee nominees and determine whether they will contribute to an effective and well-rounded Board that operates openly and collaboratively and represents the interests of all shareholders, not just those with special interests.

•

The Nominating and Governance Committee, which is comprised of independent, non-management trustees who owe fiduciary duties to act in the best interests of all shareholders, has developed criteria and a process for identifying and recommending trustee candidates for election by our shareholders, which are described in this Proxy Statement under “Committees of the Board of Trustees-Nominating and Governance Committee.”

•

As part of this process, shareholders can recommend prospective trustee candidates for the Nominating and Governance Committee’s consideration. No shareholders have recommended prospective trustee candidates through this process to date, which we believe reflects the confidence of our shareholders in the nomination process of the Nominating and Governance Committee outlined above. However, any nominee proposed by shareholders for the Committee’s consideration through this process would be evaluated and considered in the same manner as a nominee recommended by a Board member, management, search firm or other source.

This process is carefully designed to identify and nominate trustee candidates who possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business and who can contribute to the overall effectiveness of our Board. The Nominating and Governance Committee also carefully reviews and considers the independence of potential nominees. Shareholders already have a voice in this process and the ability to nominate potential trustees for consideration by the Committee. Through this process, we believe that our Nominating and Governance Committee and Board achieve the optimal balance of trustees and best serve the Trust and all of our shareholders.

This proxy access proposal would potentially enable a holder, or a group of holders, with ownership of as little as 3% of our outstanding shares to completely bypass this process by placing directly into nomination candidates who may fail to meet the qualifications established by the Board, fail to contribute to the desired mix of perspectives, or fail to represent the interests of shareholders as a whole. In addition, this proposal, if implemented, would allow a constantly shifting alignment of shareholders that have held shares for the requisite three-year period to aggregate their shares to reach this 3% threshold creating a never ending cycle of shareholders seeking to disrupt the Trust’s governance.

The proposal could have a number of other significant adverse consequences. In addition to proxy access being unnecessary, the Board believes that proxy access as proposed in this shareholder proposal could have a number of significant adverse consequences and harm the Trust and shareholders by:

•

Creating an Uneven Playing Field and Increasing Trust Costs. In the absence of proxy access, the playing field is level, in that a shareholder seeking to elect its own nominee to the Board outside of the process of the Nominating and Governance Committee outlined above would, like the Trust, need to undertake the expense of preparing proxy materials and soliciting proxies on its nominee’s behalf. We see little reason why a shareholder owning 3% or more of the outstanding shares of the Trust should not, if the shareholder has a legitimate interest in having representation on the Board, bear the expense of preparing proxy materials and soliciting proxies. Moreover, in a contested election resulting from proxy access, we would likely feel compelled to undertake an additional and potentially expensive campaign in support of Board-nominated candidates and inform shareholders of the reasons why we believe the Board-nominated candidates rather than the shareholder nominee(s) should be elected. In this regard, the United States Court of Appeals for the District of Columbia overturned the SEC’s proxy access rule because it determined that the SEC failed to adequately assess the economic effects of the rule, including the expense and distraction that contested trustee elections arising out of proxy access would entail. Unnecessary expenses such as those that would be required in the case of a proxy access campaign will directly affect how much money will be available to pay dividends which will negatively impact every shareholder. A 3% shareholder should not have the ability to impose theses costs on all other shareholders.

•

Increasing the Influence of Special Interest Groups. Proxy access creates the potential for a shareholder with a special interest to use the proxy access process to promote a specific agenda rather than the interests of all shareholders or to extract concessions from the Trust related to that shareholder’s special interests, thereby creating the risk of politicizing the Board election process at virtually no cost to the proponent.

•

Encouraging Short-Termism. With proxy access, contested trustee elections could become routine. The Board believes that the potential for frequent contested elections arising from proxy access would not only be highly distracting to the Board and management, but could also encourage a short-term focus with respect to the management of the business that would not be in the long-term interests of our shareholders. Since we became a publicly traded healthcare REIT in 1986, our Board of Trustees and management team have created long-term value for our shareholders. Our success is evidenced by, among other accomplishments, our twenty-nine years of uninterrupted dividend growth and our superior total return to shareholders. Since our inception, our stock performance has outperformed the S&P 500 Index by a margin of approximately 3.3 to 1 and has outperformed our peer group companies (as defined in Item 5-Stock Price Performance Graph, in our annual report on Form 10-K for the year ended December 31, 2015) by a margin of approximately 1.5 to 1. After reinvested dividends are considered, an investor who purchased $100 of our shares of beneficial interest in December, 1986, would have an investment valued at $5,232 as of December 31, 2015, as compared to, $1,597 for a $100 investment made in the S&P 500 Index, and $3,540 for a $100 investment made with our peer group companies, during the same period of time.

•

Disrupting Board Operations. Frequent contested trustee elections arising out of proxy access could also disrupt our Board operations and dynamics in various ways. Abrupt changes in the composition of our Board arising out of proxy access could disrupt continuity on our Board in a manner that could interfere with our ability to develop, refine, monitor and execute our long-term strategic and business plans. In addition, the election of shareholder-nominated trustees through proxy access could create factions on the Board, leading to dissension and delay, and thereby potentially preclude the Board’s ability to function effectively and serve the best interests of all our shareholders. Finally, the potential for frequent contested elections arising out of proxy access could hinder collegiality among our Board members by creating the potential for our Board members to be pitted against one another in contested trustee elections on a regular basis where there would be more nominees up for election than available trustee positions.

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Discouraging Highly Qualified Trustee Candidates from Serving. Under the current process overseen by the Nominating and Governance Committee, we have a well-functioning team of trustees with a diverse range of expertise and experience. However, the prospect of routinely standing for election in a contested situation may deter highly qualified individuals from Board service. Moreover, the prospect of perennial contested elections may cause incumbent trustees to become excessively risk adverse, thereby impairing their ability to provide sound and prudent guidance with respect to our operations and interests.

The Board believes that the current measures the Trust employs for the nomination and election of trustees, as well as the Trust’s shareholder engagement program, have led to a Board that is responsive to shareholder input and promotes a strategy of long-term value creation. While our Board strives to implement corporate governance best practices when appropriate, our Board believes that proxy access would be unnecessary and counterproductive for the Trust. Moreover, our Board believes that proxy access could disrupt the functioning of our Board and adversely affect the implementation of our long-term strategy. Finally, while proxy access has been the subject of significant publicity this proxy season, proxy access has only been implemented by a relatively small number of U.S. public companies, which we believe creates the potential for other unforeseen problems in light of the complicated issues associated with the implementation of proxy access.

For the foregoing reasons, the Board believes that this proposal is not in the best interests of the Trust or its shareholders.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER PROXY ACCESS DESCRIBED IN PROPOSAL NO. 5.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Trustees and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our shares and other equity securities.

Based upon a review of the copies of such reports furnished to us during fiscal year 2015 and written representations from our executive officers and Trustees, we believe that during the 2015 fiscal year, the Trustees, executive officers and holders of more than 10% of our shares of beneficial interest complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our compensation program is aligned with our philosophy by practices that are regulatory compliant, financially sound and provide long-term value to shareholders and generally include the following:

•	Review of peer group market data

•	Performance discussion is included on incentive decisions

•	Practices are evaluated annually and reviewed by outside consultants biennially

•	Do not provide values generally outside of current market practices

•	Do not offer excessive perquisites to our executives

All of our named executive officers are employees of UHS of Delaware, Inc. (the “Advisor”), a wholly-owned subsidiary of UHS. Although we have no salaried employees, our executive officers and other personnel do typically receive annual stock-based compensation awards in the form of restricted stock. In special circumstances, if warranted and deemed appropriate by the Compensation Committee of the Board of Trustees (“Compensation Committee”), our executive officers and other personnel may also receive one-time special compensation awards in the form of restricted stock and/or cash bonuses. There were no special compensation awards made in 2015, 2014 or 2013. The Advisor manages our day-to-day affairs and provides certain other services to us pursuant to the Advisory Agreement (as defined below) we entered into with UHS and the Advisor. In consideration of its management services pursuant to the Advisory Agreement, we pay the Advisor an advisory fee. Although this management structure and Advisory Agreement arrangement may create the potential for conflicts of interest, including with respect to advising our Compensation Committee regarding compensation of our executive officers, we believe that the quality and depth of the management and advisory services provided to us by our Advisor and UHS could not be replicated by contracting with unrelated third parties or by being self-advised without considerable cost increases. We also believe that because our Compensation Committee is comprised solely of Independent Trustees, any potential for conflict is mitigated. Please see “Certain Relationships and Related Transactions” for more information.

In designing our stock-based compensation program for our named executive officers, we follow our belief that compensation should reflect the value created for shareholders while supporting our strategic business goals. Because of our management structure and advisory arrangement, historically, our compensation program has been basic. The Compensation Committee is guided by the following objectives:

•	Compensation should encourage increased shareholder value;

•	Compensation programs should support our short-term and long-term strategic business goals and objectives, and;

•	Compensation should motivate our executive officers and other personnel toward outstanding performance and reward them for contributions toward business goals.

These objectives govern the decision-making process with respect to the amount and type of compensation payable to our named executive officers and other personnel. The Compensation Committee reviews our compensation programs annually to ensure that these objectives continue to be met.

Elements of Compensation

In light of our management structure and advisory arrangement, we have historically provided limited compensation to our named executive officers and other personnel. The chief element of our compensation program is the periodic granting of long-term incentive awards. We typically do not pay cash compensation in the form of an annual base salary or cash bonuses to our named executive officers. All of our named executive officers are employees of UHS and, as such, are compensated by UHS.

The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and shareholder value. Long-term incentive awards are granted to motivate and encourage excellent service and to reward our named executive officers for their respective contributions. Long-term incentive compensation is based, in part, on our performance and the value received by shareholders. As we improve our performance, resulting in increased value to shareholders, our executives and other personnel are rewarded commensurately.

Compensation Setting Process

The stock-based compensation for each of our named executive officers is evaluated on an annual basis by our Compensation Committee. Market data compiled by the human resources personnel of our Advisor are used to compare the compensation levels of our named executive officers against those of comparable positions in other comparable companies. This market data is reviewed on a biennial basis by a third-party consultant for accuracy and reasonableness.

The Compensation Committee has traditionally relied upon the input and recommendations of our Chairman, President and Chief Executive Officer, Mr. Alan B. Miller, who reviews and advises the Compensation Committee with respect to our compensation programs, including the compensation arrangements for our named executive officers and other personnel other than himself. The Compensation Committee believes that Mr. Miller’s role as Chief Executive Officer of the Trust since its inception in 1986 provides a valuable resource to them. Mr. Miller attends Compensation Committee meetings by invitation, however, he does not have the right to vote on matters addressed by the Compensation Committee and he does not participate in the discussions with respect to his own compensation. Compensation for Mr. Miller is determined by the Compensation Committee and typically guidance and advice is requested from the human resources department of our Advisor.

In April, 2007, the Board of Trustees adopted the Universal Health Realty Income Trust 2007 Restricted Stock Plan (the “2007 Plan”) to replace the Universal Health Realty Income Trust 1997 Incentive Plan (the “1997 Incentive Plan”). The 2007 Plan was approved by our shareholders in June, 2007 and is designed to implement our compensation objectives stated herein. The 2007 Plan is administered by the Compensation Committee, which has full authority in its discretion, from time to time, and at any time, to select those officers to whom awards will be granted, to determine the number of shares subject thereto, the times at which such awards shall be granted, the time at which the awards shall vest, and the terms and conditions of the agreements to be entered into by our officers and other personnel. Our Compensation Committee, in its sole discretion, requested guidance from a third-party compensation consulting firm with respect to the concepts and practices used for development of the 2007 Plan. The concepts and market practices were deemed to be reasonable by the consulting firm and served as the basis for the 2007 Plan. This firm also provided advice with respect to Independent Trustee compensation. The full Board of Trustees is responsible for administering incentive grants to our Independent Trustees. No more than 125,000 shares of beneficial interest may be issued pursuant to the 2007 Plan (subject to approval of Proposal 4 at this year’s Annual Meeting). We do not have any plan to select grant dates for our named executive officers and trustees in coordination with the release of material non-public information.

The 2007 Plan permits the granting of restricted shares of beneficial interest. The Compensation Committee believes restricted stock awards are more effective than stock options in achieving our compensation objectives, as restricted stock is subject to less market volatility and, depending on the total number of shares granted, is potentially less dilutive to our shares of beneficial interest. Recipients realize immediate value as restricted stock awards vest, with the value increasing as our stock performance increases. Cash dividends are paid on all outstanding awards of restricted stock as an additional element of compensation and to provide recipients incentive to sustain or increase our performance. The Compensation Committee believes that periodic grants of long term incentive awards to our named executive officers and other personnel will serve to motivate and encourage excellent service and reward them for their respective contributions. Further, the Compensation Committee believes that this will enhance shareholder value and support our business goals because such long-term incentive compensation is based, in part, on our performance and the value received by shareholders.

Vesting of restricted shares issued under the 2007 Plan has historically been based upon continuing service. The Compensation Committee has the option to condition the vesting of a restricted stock award on the achievement of specified performance goals in accordance with Section 162(m) of the Code. If established, performance goals may be based on business criteria such as earnings per share, share price, total shareholder return, pre-tax profits, net earnings, return on equity or assets, revenues and funds from operations per share. Performance goals may be applied to an individual, the Trust and/or any one or more of our properties or other operating unit(s) as the Compensation Committee may designate (in each case, subject to the conditions of the performance-based compensation exemption from Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). The Compensation Committee must establish such criteria and targets in advance of applicable deadlines under the Code. While attainment of the performance targets remains substantially uncertain, the Compensation Committee will be responsible for determining whether and the extent to which the performance goals have been attained and the amount of compensation, if any, that is payable as a result. The Compensation Committee must certify in writing prior to payment of the compensation that the performance goals and any other material terms of the award were in fact satisfied.

2015 Compensation

Since we typically do not pay cash compensation in the form of an annual base salary or cash bonuses to our named executive officers, the chief element of our compensation program is the periodic granting of long-term incentive awards.

Long-Term Incentives

On June 4, 2015, we granted shares of restricted stock to each of our named executive officers. For a description of the long-term incentive awards granted to our named executive officers during 2015, you should read the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement. As discussed herein, the Compensation Committee believes that in the general absence of cash compensation, it is important to provide our executive officers, including the Chief Executive Officer, an incentive to increase shareholder value by awarding equity based compensation.

In determining the number of shares of restricted stock granted to our officers and trustees during 2015, our Compensation Committee reviewed competitive data that was prepared by the human resource personnel of our Advisor. The data compared the compensation levels of our named executive officers and Independent Trustees against those of comparable positions in a selected peer group consisting of other comparable advisor managed healthcare real estate investment trusts (“REITs”) in addition to peer companies of self-managed REITs with similar asset size and comparable dividend yield. The companies in the advisor peer group, which had no salaried employees since they are managed pursuant to advisory or management agreements, consisted of CommonWealth REIT (formerly HRPT Properties Trust), Hospitality Properties Trust and Senior Housing Properties Trust. Companies included in the self-managed peer group were Agree Realty Corp., BRT Realty Trust, Getty Realty Corp., Gladstone Commercial Corp., MHI Hospitality Corp. (name changed to Sotherly Hotels, Inc. as of 4/17/13), Monmouth Real Estate Investment Corp., One Liberty Properties, Inc., Supertel Hospitality, Inc. and UMH Properties, Inc. Two former peers, AMREIT and PMC Commercial Trust were merged into private REITs and no data was available to review.

The Compensation Committee also considered Mr. Alan Miller’s recommendations and took into account each named executive officer’s position, responsibilities and contribution to our financial performance as well as his or her contribution to our growth and productivity. In addition, historical internal practices for stock awards were also reviewed and used as a basis for determining individual award amounts.

During the period analyzed, the compensation levels of our named executive officers were below the 25th percentile of both the advisor peer group and the self-managed peer group. The Compensation Committee believes that the compensation of our named executive officers during 2015 adequately reflects our goals and policies and is reasonable in comparison to market rates based on the review of the compensation levels of the selected peer group.

2016 Compensation

We anticipate that the chief element of our compensation program will continue to be the periodic granting of long-term incentive awards issued pursuant to the terms of the 2007 Plan. We do not intend to pay cash compensation in the form of an annual base salary to our named executive officers in 2016. Should our named executive officers and trustees receive grants of long-term incentive awards during 2016, we anticipate that, in determining the number of shares of restricted stock to be granted to each individual, our Compensation Committee will review competitive data prepared by the human resource personnel of our Advisor which compares the compensation levels of our named executive officers and Independent Trustees against those of comparable positions in a selected peer group, as discussed above. Since our policy has been to obtain biennial, third-party validation of the accuracy and reasonableness of the compensation market reviews (which was obtained for 2014), an internal analysis will be prepared by the human resource personnel of our Advisor in 2016 and reviewed by an independent consultant.

Rewards/Compensation Risk Analysis

Since the Trust typically pays no cash compensation and has no incentive plans that are directly correlated to earnings, revenues or cash flows, we believe that there is no excessive risk to the Trust’s future results of operations as result of our compensation practices.

Summary

The foregoing discussion describes: (i) the compensation objectives and policies that were utilized with respect to our named executive officers and other personnel during 2015, and; (ii) our anticipated compensation program for 2016.

In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers and other personnel, the objectives of our executive compensation program, as well as the methods that the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers and other personnel, may change.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and based on the review and discussions, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the Trust’s Proxy Statement.

COMPENSATION COMMITTEE
Elliot J. Sussman, M.D., Chairman
James E. Dalton, Jr.
Miles L. Berger

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Trustees is composed of Elliot J. Sussman, M.D., James E. Dalton, Jr., and Miles L. Berger. All the members of the Compensation Committee are independent trustees and no member has ever been one of our officers or employees, nor has had any relationship with us that requires disclosure.

In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers and other personnel, the objectives of our executive compensation program, as well as the methods that the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers and other personnel, may change.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and the two other executive officers during the last three fiscal years. We have no other executive officers. We refer to these officers collectively as our named executive officers.

Name and principal position(1.)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2.)	Option and Dividend Equivalent Right Awards ($)(3.)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other compen- sation ($)(4.)	Total ($)
Alan B. Miller,	2015	$—	$—	$133,700	$—	$—	$—	$14,177	$147,877
Chairman of the Board,	2014	—	—	120,988	—	—	—	13,857	134,845
Chief Executive Officer and President	2013	—	—	111,027	—	—	—	14,628	125,655

Charles F. Boyle,	2015	$—	$—	$74,012	$—	$—	$—	$7,969	$81,981
Vice President and Chief Financial Officer	2014	—	—	69,136	—	—	—	7,685	76,821
	2013	—	—	60,956	—	—	—	7,860	68,816

Cheryl K. Ramagano,	2015	$—	$—	$74,012	$—	$—	$—	$7,969	$81,981
Vice President, Secretary and Treasurer	2014	—	—	69,136	—	—	—	7,685	76,821
	2013	—	—	60,956	—	—	—	7,860	68,816

Timothy J. Fowler,	2015	$—	$—	$50,137	$—	$—	$—	$5,376	$55,513
Vice President,	2014	—	—	45,370	—	—	—	5,401	50,771
Acquisition and Development	2013	—	—	45,717	—	—	—	5,583	51,300

(1.)	Our officers are all employees of a wholly-owned subsidiary of UHS and do not receive salaries from us. We pay an annual advisory fee to UHS of Delaware, Inc. (the “Advisor”) pursuant to the Advisory Agreement between the Advisor and us, whereby the Advisor manages our day-to-day affairs and provides certain other services to us. See additional information on our relationship with our advisor included in this Proxy Statement.
(2.)	Represents grant date fair value for awards made during 2015, 2014 and 2013 pursuant to the Universal Health Realty Income Trust 2007 Restricted Stock Plan (the “2007 Plan”). Dividends declared by us are paid with respect to outstanding shares of restricted stock. These awards are scheduled to vest on the second anniversary of the grant date.
(3.)	There were no stock option awards issued in 2015, 2014 or 2013.
(4.)	Consists of dividends paid on unvested restricted stock.

In addition, prior to its expiration in June, 2007, the 1997 Incentive Plan was administered by the Compensation Committee. Subject to the provisions of the 1997 Incentive Plan, non-qualified stock options and dividend equivalent rights (“DERs”) were granted to our named executive officers, Board of Trustees and other personnel. The holder of a DER is credited with amounts equal to the dividends payable with respect to the number of shares of beneficial interest covered by the award as if such shares had been issued and outstanding on the record date related to such dividend. During 2015, each of our named executive officers benefited from the dividend equivalents on their DERs granted in previous years. In connection with this plan, on December 4, 2008, the Board of Trustees of the Trust approved amendments of outstanding stock option agreements made pursuant to the 1997 Incentive Plan with officers and Trustees of the Trust. These agreements provided for the deferred payment of dividend equivalents on shares covered by the options, with payment tied to the date the options are exercised or expire. In order to meet certain changes to tax law requirements, the agreements, as amended, provide for current payment of dividend equivalents in the years in which dividends are declared and paid or, if later, when the related options become vested. Dividend equivalents attributable to vested options accrued as of December 31, 2013, 2014 and 2015 were paid in December of each respective year. Total amounts paid during 2015 to the Trust’s named executive officers were as follows: $19,200 to Alan B. Miller; $10,240 to Charles F. Boyle; $10,240 to Cheryl K. Ramagano, and; $7,680 to Timothy J. Fowler. Also during 2015, $2,560 was paid to each of the following Independent Trustees: Miles L. Berger, Elliot J. Sussman, M.D. and James E. Dalton, Jr. As of December 31, 2015, dividend equivalent rights with respect to 23,000 shares were outstanding.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted during fiscal year 2015 to our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (1.) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Closing Price on Grant Date ($ / Sh)	Grant Date Fair Value of Stock Awards (2.) ($)
Name	Approval /Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Alan B. Miller	6/4/2015	0	0	0	0	0	0	2,800	0	0	$47.75	$133,700
Charles F. Boyle	6/4/2015	0	0	0	0	0	0	1,550	0	0	$47.75	$74,012
Cheryl K. Ramagano	6/4/2015	0	0	0	0	0	0	1,550	0	0	$47.75	$74,012
Timothy J. Fowler	6/4/2015	0	0	0	0	0	0	1,050	0	0	$47.75	$50,137

(1.)	Restricted shares of beneficial interest issued under our 2007 Restricted Stock Purchase Plan. These shares are scheduled to vest on June 4, 2017, the second anniversary date of the award. Shares issued under this plan are eligible for dividends.
(2.)	Represents the full grant date fair value for the restricted stock awards, as described in our Annual Report on Form 10-K for the year ended December 31, 2015.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2015.

Name	Option Awards(1.)					Stock Awards(2.)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3.)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3.)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Alan B. Miller	7,500	0	0	$36.53	2/28/2017	2,800	$140,028	0	$0
						2,800	140,028	0	0

Charles F. Boyle	4,000	0	0	$36.53	2/28/2017	1,550	77,515	0	$0
						1,600	80,016	0	0

Cheryl K. Ramagano	4,000	0	0	$36.53	2/28/2017	1,550	77,515	0	$0
						1,600	80,016	0	0

Timothy J. Fowler	3,000	0	0	$36.53	2/28/2017	1,050	52,510	0	$0
						1,050	52,510	0	0

(1.)	Stock option awards. All of the stock options reflected above are fully vested. Each stock option award recipient was also granted dividend equivalent rights on the same terms as the option, pursuant to which the holder will receive the accrued cash dividends upon exercise of the dividend equivalent rights, or earlier under certain conditions. Dividend equivalents attributable to vested options accrued as of December 31, 2015, 2014 and 2013 were paid in December of each respective year. See additional information under “1997 Incentive Plan” included in this Proxy Statement.
(2.)	Restricted Stock Awards. These restricted shares are scheduled to vest on the second anniversary of the date of the grant as follows: 2,800 shares in each of June, 2016 and June, 2017 for Mr. Miller; 1,600 shares in June, 2016 and 1,550 shares in June, 2017 for each of Mr. Boyle and Ms. Ramagano, and; 1,050 shares in each of June, 2015 and June, 2016 for Mr. Fowler. Shares issued under this plan are eligible for dividends.
(3.)	Based on closing sale price of shares of beneficial interest on the New York Stock Exchange on December 31, 2015 of $50.01 per share.

OPTION EXERCISES AND STOCK VESTED

The following table provides information about stock option exercises by, and the vesting of stock for, our named executive officers during fiscal year 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alan B. Miller	5,000	$58,000	2,550	$121,762
Charles F. Boyle	3,000	$34,800	1,400	$66,850
Cheryl K. Ramagano	3,000	$34,800	1,400	$66,850
Timothy J. Fowler	2,000	$26,900	1,050	$50,137

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

There are no potential payments committed to our named executive officers in connection with their termination or in the event of a change of control of the Trust. However, the Board of Trustees or Compensation Committee, in its sole discretion, may approve the immediate vesting of all shares of restricted stock.

TRUSTEE COMPENSATION

2015 INDEPENDENT TRUSTEE COMPENSATION TABLE

The following table sets forth a summary of the compensation we paid to our Independent Trustees during fiscal year 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1.)	Option Awards ($)(2.)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3.)	Total ($)
James E. Dalton, Jr.	$34,500	$16,712	$—	$—	$—	$1,776	$52,988
Miles L. Berger	$27,750	$16,712	$—	$—	$—	$1,776	$46,238
Elliot J. Sussman, M.D.	$31,000	$16,712	$—	$—	$—	$1,776	$49,488
Robert F. McCadden	$29,250	$16,712	$—	$—	$—	$1,118	$47,080

(1.)	Represents grant date fair value for awards of 350 shares of restricted stock made to each of the above Trustees during 2015 pursuant to the Universal Health Realty Income Trust 2007 Restricted Stock Plan (the “2007 Plan”). These awards are scheduled to vest in June, 2017 on the second anniversary of the grant date. Dividends declared by us are paid with respect to outstanding shares of restricted stock.
(2.)	There were no option awards granted during 2015. As of December 31, 2015 the following stock options and dividend equivalent rights were outstanding for each UHT Independent Trustee:

	Stock Options	DERs
James E. Dalton, Jr.	1,000	1,000
Miles L. Berger	1,000	1,000
Elliot J. Sussman, M.D.	1,000	1,000
Robert F. McCadden(4.)	—	—

(3.)	Consists of dividends paid on unvested restricted stock.
(4.)	Mr. Robert F. McCadden was appointed to the Board of Trustees in December, 2013.

In addition to the restricted stock awards granted during 2015 to the Independent Trustees as indicated above, Marc D. Miller, a non-management, non-Independent Trustee was awarded 350 shares of restricted stock pursuant to the 2007 Plan which had a grant date fair value of $16,712. These awards are scheduled to vest in June, 2017 on the second anniversary of the grant date. Dividends declared by us are paid with respect to outstanding shares of restricted stock. During 2015, Marc D. Miller received $1,776 for dividends paid on unvested restricted stock.

Dividend equivalents attributable to vested options accrued as of December 31, 2015, 2014 and 2013 were paid in December of each respective year. See additional information in the Compensation Discussion and Analysis under “1997 Incentive Plan” included in this Proxy Statement.

In June, 2015, the Compensation Committee reviewed selected peer group data to assess the competitiveness of our Independent Trustee compensation. The data was prepared by the human resource personnel of our Advisor. The selected peer group included companies comparable to us based upon the following criteria: (i) total assets (selected companies with 2014 year-end total assets ranging from $146 million to $788 million), and; (ii) scope of operations (selected companies with investments in commercial real estate). The selected peer group included the following companies: Agree Realty Corp.;; BRT Realty Trust; Getty Realty Corp.; Gladstone Commercial Corp.; MHI Hospitality Corp.(name changed to Sotherly Hotels on 4/17/13); Monmouth Real Estate Investment Corp.; One Liberty Properties, Inc.; Supertel Hospitality, Inc., and; UMH Properties, Inc. Two former peers, AMREIT and PMC Commercial Trust were merged into private REITs and no data was available to review for 2014.

During 2015, each Trustee who is neither an officer of the Trust nor affiliated with UHS (each an “Independent Trustee”) was paid annual compensation of $20,000 for service as a Trustee plus $1,000 for attendance in person at each regular meeting of the Board of Trustees or an additional $500 for telephonic participation. An additional $500 was paid for participation in each Committee meeting or special meeting of the Board of Trustees. During 2015, (i) Miles L. Berger, Lead Trustee, was compensated an additional $2,500 for his service in that capacity, $1,250 for his position as Nominating & Governance Committee Chairman, and $4,000 for meeting fees; (ii) Elliot J. Sussman, M.D., Chairman of the Compensation Committee, was compensated an additional $1,250 for his service in that capacity, $1,250 for his service as a member of the Audit Committee and $8,500 for meeting fees; (iii) James E. Dalton, Jr., was compensated an additional $5,000 for his position as Chairman of the Audit Committee and $9,500 for meeting fees, and; (iv) Robert F. McCadden was compensated an additional $1,250 for his service as a member of the Audit Committee and $8,000 for meeting fees. All travel expenses incurred in connection with their duties as Trustees were reimbursed to the Trustees.

During 2016, we anticipate that each Independent Trustee will be paid annual compensation of $20,000 for service as a Trustee plus $1,000 for attendance in person at each regular meeting of the Board of Trustees or an additional $500 for telephonic participation. An additional $500 will be paid for participation in each Committee meeting or special meeting of the Board of Trustees. During 2016, Miles L. Berger, Lead Trustee, will be compensated an additional $2,500 for his services in that capacity plus an additional $1,250 of compensation for his position as Nominating & Governance Committee Chairman. Also, during 2016, James E. Dalton, Jr., will be compensated an additional $5,000 for his position as Audit Committee Chairman, and Elliot J. Sussman, M.D. and Robert F. McCadden, members of the Audit Committee, will be compensated an additional $1,250 each, annually. Additionally, during 2016, the Compensation Committee Chairman, Elliot J. Sussman, M.D., will be compensated an additional $1,250 for his services in that capacity. We will reimburse all Trustees for travel expenses incurred in connection with their duties as Trustees.

Trustee Independence

The Board of Trustees has affirmatively determined that four of its six members (Elliot J. Sussman, M.D., James E. Dalton, Jr., Miles L. Berger and Robert F. McCadden) are “independent” under the applicable SEC rules and regulations and the NYSE listing standards. In determining independence, the Board of Trustees affirmatively determines each year whether Trustees have any material relationship with us. When assessing the materiality of a Trustee’s relationship with us, the Board of Trustees considers all relevant facts and circumstances, not merely from the Trustee’s standpoint, but also from the standpoint of the persons or organizations with which the Trustee has an affiliation. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board of Trustees has concluded that no material relationship exists between us and any of our Independent Trustees other than each such person’s position as one of our Trustees.

Meetings of the Board of Trustees

Regular meetings of the Board of Trustees are generally held quarterly, while special meetings are called when necessary. Before each meeting, Trustees are furnished with an agenda and background materials relating to matters to be discussed. During 2015, there were four regular meetings of the Board of Trustees. All Trustees participated in all of the Board meetings and most of their applicable committee meetings of the Board of Trustees. Although it is our policy that Trustees are expected to attend the Annual Meeting of Shareholders, two of our Trustees were unable to attend the 2015 Annual Meeting of Shareholders.

Our Governance Guidelines provide that the Board of Trustees shall hold, in accordance with a schedule determined by the Nominating & Governance Committee, executive sessions where non-management Trustees (i.e., Trustees who are not our officers, but who do not otherwise have to qualify as “Independent Trustees”) meet without management participation (except as otherwise specifically requested by the non-management Trustees). The Independent Trustees met without management participation in December, 2015. The Lead Trustee is currently Miles L. Berger. Interested parties may communicate directly and confidentially with the Lead Trustee or with the non-management Trustees of the Board of Trustees as a group by writing to that person at Universal Health Realty Income Trust, c/o Secretary, Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

Board Leadership Structure and Board of Trustees

Mr. Alan B. Miller serves as the Trust’s Chairman of the Board, Chief Executive Officer and President. Miles L. Berger is the Lead Trustee. The Trust believes this structure allows all of the non-management Trustees to participate in the full range of the Board’s responsibilities with respect to its oversight of the Trust’s management. The Board has determined that this leadership structure is appropriate given the size and complexity of the Trust, the number of trustees overseeing the Trust and the Board’s oversight responsibilities.

The specific experience, qualifications, attributes or skills that led to the conclusion that each Trustee should serve as a Trustee of the Trust, in light of the Trust’s business and structure, are as follows:

Alan B. Miller has been a Trustee of the Trust since 1986. Mr. Alan Miller has been the Trust’s Chairman of the Board and Chief Executive Officer since 1986 and President since February, 2003. Mr. Alan Miller has been Chairman of the Board and Chief Executive Officer of Universal Health Services, Inc. (“UHS”) since 1978 and previously served as President until May, 2009. Prior thereto, he was President, Chairman of the Board and Chief Executive Officer of American Medicorp, Inc. As a result of his many years of experience, Mr. Miller provides expertise on the healthcare and hospital management industries.

Marc D. Miller has been a Trustee of the Trust since 2008. He was appointed President of UHS in May, 2009 and prior thereto served as Senior Vice President and Co-Head of UHS’s Acute Care Division since 2007. Mr. Marc Miller was elected as a Vice-President of UHS in 2005 and has served in various capacities related to UHS’s acute care division since 2000. Additionally, Mr. Marc Miller serves as a member of the Board of Directors of Premier, Inc., a healthcare performance improvement alliance which contracts with UHS pursuant to a group purchasing agreement. Mr. Marc Miller provides expertise on the healthcare and hospital management industries.

James E. Dalton, Jr. has been a Trustee of the Trust since 1997. He was Chairman of the Board of Signature Hospital Corporation from 2006-2012. Mr. Dalton was President, Chief Executive Officer and Director of

Quorum Health Group, Inc. from 1990 to 2001. He was President of Edinburgh Associates from 2001 to 2007 as well as a Director of US Oncology, Inc. until December 2010. Mr. Dalton has been a director of Select Medical Corp. since 2005. Mr. Dalton provides expertise on the hospital management industry.

Miles L. Berger has been a Trustee of the Trust since 1998. He has been Chairman of the Board of Berger Management Services, LLC since 1999. Mr. Berger was a Trustee of Innkeepers Trust USA from 1993 until the sale of the company in 2007. He has been a member of the Board of Directors of Medallion Bank since 2002 and a Trustee of Chatham Lodging Trust since 2010. Mr. Berger provides expertise on business investments and real estate matters.

Elliot J. Sussman, M.D. has been a Trustee of the Trust since 1999. He is Chairman of The Villages Health and a consultant. He previously served as President and Chief Executive Officer of Lehigh Valley Hospital and Health Network from 1993 through 2010. He has been a member of the Board of Directors of iCAD, Inc. since 2002. Dr. Sussman provides expertise on the management of hospitals and health systems.

Robert F. McCadden has been a Trustee of the Trust since December, 2013. He is currently Executive Vice President and Chief Financial Officer of Pennsylvania Real Estate Investment Trust since his appointment in 2004. Formerly, he served as audit partner of KPMG LLP from 2002 to 2004 and audit partner of Arthur Andersen LLP from 1993 to 2002. Since 2011, Mr. McCadden has served as a member of the Board of Directors of Independence Realty Trust, Inc. Mr. McCadden provides accounting and financial expertise as well as public company REIT experience.

The Board holds four regular meetings each year to consider and address matters involving the Trust. The Board also may hold special meetings to address matters arising between regular meetings. These meetings may take place in person or by telephone. The Independent Trustees also regularly meet in executive sessions outside the presence of management. The Board has access to legal counsel for consultation concerning any issues that may occur during or between regularly scheduled Board meetings. As discussed below, the Board has established a Compensation Committee, an Audit Committee and a Nominating & Governance Committee to assist the Board in performing its oversight responsibilities.

The Nominating & Governance Committee annually oversees a self-evaluation of the current Board members and those committees as the Board shall specify from time to time and reports to the Board with respect to whether the Board and its committees are functioning effectively. The full Board discusses each evaluation report to determine what, if any, actions should be taken to improve the effectiveness of the Board or any committee thereof.

The Board’s Role in Risk Oversight

Consistent with its responsibility for oversight of the Trust, the Board, among other things, oversees risk management of the Trust’s business affairs directly and through the committee structure that it has established. The principal risks associated with the Trust are risks related to a worsening of the economic and employment conditions in the United States; indirect dependence on payments from the government and other third party payors; reductions or changes in Medicare funding; failure of the operators of our hospital facilities to comply with governmental regulations related to the Medicare and Medicaid licensing and certification requirements which could materially, adversely impact our future revenues and underlying value of the property; uncertainties regarding health care reform; uncertainties regarding governmental spending limits, including Medicare funding, imposed by the Budget Control Act of 2011; competition for patients from other hospitals and health care providers; operators’ inability to meet their obligations to us; the deterioration of credit and capital markets; dependence on one operator (UHS) for a substantial portion of our revenues; potential conflicts of interest with UHS; lost revenues resulting from the exercise of purchase options, lease expirations and renewals, loan repayments and other restructuring; significant, non-controlling equity ownership interests we hold in various limited liability companies; the bankruptcy, default, insolvency or financial deterioration of our tenants; real estate ownership; significant potential liabilities and rising insurance costs and availability; failure to maintain our REIT status; the fact that dividends paid by REITs generally do not qualify for reduced tax rates; strict income distribution requirements applicable to REITs; the market value of our common stock could be substantially affected by various factors; ownership limitations and anti-takeover provisions in our declaration of trust and bylaws and under Maryland law and in our leases with UHS; dependence on key management personnel; increasing investor interest in our sector and consolidation at the operator or REIT level; failure to comply with all applicable corporate regulation as a public company; and different interpretations of accounting principles could have a material adverse effect on our results of operations or financial condition.

The Board’s role in the Trust’s risk oversight process includes regular reports from senior management on areas of material risk to the Trust, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee) receives these reports from management to identify and discuss such risks.

The Board periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board, management has implemented a variety of processes, procedures and controls to address these risks.

The Board requires management to report to the full Board on a variety of matters at regular meetings of the Board and on an as-needed basis, including the performance and operations of the Trust and other matters relating to risk management. The Audit Committee also receives regular reports from the Trust’s independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board’s risk oversight function and enable the Board to review and assess any material risks facing the Trust. The Lead Trustee periodically meets with management and the Trust’s independent registered public accounting firm to review and discuss the activities of the Trust and to provide direction with respect thereto.

Shareholder Communications

Shareholders who wish to send communications to the Board of Trustees or an individual Trustee should address such communications to Universal Health Realty Income Trust, c/o Secretary, Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406. The Secretary will forward such communications to the Board of Trustees or the specified individual Trustee to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Committees of the Board of Trustees

A current copy of our Governance Guidelines, Code of Business Conduct and Ethics, Compensation Committee Charter, Nominating & Governance Committee Charter and Audit Committee Charter are available free of charge on our website at www.uhrit.com. Copies of these documents also are available in print free of charge to any shareholder who requests a copy. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K relating to amendments to or waivers of any provision of our Code of Business Conduct and Ethics by promptly posting the information on our website.

Compensation Committee. The Compensation Committee met once in 2015. Members of the Compensation Committee are Elliot J. Sussman, M.D., who serves as the Compensation Committee Chairman, James E. Dalton, Jr. and Miles L. Berger. The members of the Compensation Committee are independent pursuant to the applicable SEC rules and regulations and the listing standards of the NYSE.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•	Review and approve our goals and objectives relevant to the compensation of our chief executive officer, other executive officers and other personnel;

•	Determine and approve the compensation levels of our chief executive officer, other executive officers and other personnel and review and determine the compensation of our Independent Trustees;

•	Administer our 2007 Restricted Stock Plan (“2007 Plan”) and discharge the duties set forth therein, and;

•	Perform such other duties as the Board of Trustees may from time to time direct.

The Compensation Committee has the authority to establish one or more subcommittees which shall have the responsibilities and consist of those members of the Compensation Committee as the Compensation Committee may determine from time to time.

In its administration of the 2007 Plan, the Compensation Committee has full authority in its discretion from time to time, and at any time, to select those officers and/or other personnel to whom awards will be granted, to determine the number of shares subject thereto, the times at which such awards shall be granted, the time at which the awards shall vest, and the terms and conditions of the agreements to be entered into by our officers. The full Board of Trustees is responsible for administering incentive grants to the Trustees. In determining the amount and terms of long-term incentive grants to be made to our named executive officers and other personnel other than Mr. Miller, the Compensation Committee relies heavily on the input and recommendations of Mr. Miller. See the section titled “Compensation Setting Process,” in the Compensation Discussion and Analysis included in this proxy statement for an additional discussion of the role of Mr. Miller in determining compensation.

In 2015, the Compensation Committee requested guidance from the human resource personnel of our Advisor with respect to the compensation for the named executive officers and Independent Trustees. See “Compensation Discussion and Analysis” and “Trustee Compensation” included in this proxy statement for additional information.

Nominating & Governance Committee. The Nominating & Governance Committee met once in 2015. The members of this Committee are Miles L. Berger, who serves as the Nominating & Governance Committee Chairman, Elliot J. Sussman, M.D. and James E. Dalton, Jr. The members of the Nominating & Governance Committee are independent pursuant to the applicable SEC rules and regulations and the listing standards of the NYSE.

The Nominating & Governance Committee was appointed by the Board of Trustees to: (1) assist the Board of Trustees by identifying individuals who are qualified, consistent with criteria approved by the Board of Trustees, to become Trustees, and to recommend to the Board of Trustees the Trustee nominees for the next annual meeting of shareholders; (2) develop and recommend to the Board of Trustees a set of governance principles in the form of corporate governance guidelines applicable to the Trust; (3) lead and oversee the Board of Trustees in its annual review of its performance and the performance of our management, and; (4) recommend to the Board Trustee nominees for each committee of the Board of Trustees. The Nominating & Governance Committee adopted our Governance Guidelines.

The Nominating & Governance Committee will consider Trustee nominees recommended by shareholders. Shareholders who wish to recommend a nominee for the Nominating & Governance Committee’s consideration may do so by submitting the individual’s name and qualifications to the Nominating & Governance Committee, Universal Health Realty Income Trust, c/o Secretary, Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406. Recommendations must be received by the Nominating & Governance Committee no later than the date by which shareholder proposals for presentation at the next annual meeting must be received, as disclosed in this Proxy Statement. Recommended nominees will only be considered if there is a vacancy or if the Board of Trustees decides to increase the number of Trustees.

The Nominating & Governance Committee identifies and evaluates recommended nominees by considering, among other factors, the following minimum qualifications: the individual’s integrity, experience, education, expertise, independence and any other factors that the Board of Trustees and the Nominating & Governance Committee deem would enhance the effectiveness of the Board of Trustees and our governance. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Trustees believe that it is essential that its members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to all the Trustees to best fulfill their responsibilities to the long-term interest of our shareholders. The Nominating & Governance Committee will evaluate a nominee on the same basis if the individual is recommended by a shareholder. The Nominating & Governance Committee does not currently pay a fee to a third party to identify or evaluate nominees, but may consider from time to time engaging a search firm to identify trustee candidates.

Audit Committee. The Audit Committee met eleven times in 2015. Members of this Committee are James E. Dalton, Jr., who serves as the Audit Committee Chairman, Elliot J. Sussman, M.D. and Robert F. McCadden.

Our Board of Trustees has determined, in its business judgment, that each member of the Audit Committee qualifies as independent to the applicable SEC rules and regulations and the listing standards of the NYSE and is financially literate and that James E. Dalton, Jr. qualifies as an “audit committee financial expert” under SEC regulations and has accounting or related financial management expertise.

The Audit Committee is responsible for providing assistance to the Board of Trustees in fulfilling its responsibilities relating to corporate accounting and reporting practices and in maintaining a direct line of communication between the Trustees and the independent registered public accounting firm. It appoints our independent registered public accounting firm, reviews the scope and results of the audits with the independent registered public accounting firm and considers the adequacy of our internal accounting and control procedures.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Universal Health Services, Inc.

Advisory Agreement: UHS of Delaware, Inc. (the “Advisor”), a wholly-owned subsidiary of UHS, serves as Advisor to us under an Advisory Agreement (the “Advisory Agreement”) dated December 24, 1986. Pursuant to the Advisory Agreement, the Advisor is obligated to present an investment program to us, to use its best efforts to obtain investments suitable for such program (although it is not obligated to present any particular investment opportunity to us), to provide administrative services to us and to conduct our day-to-day affairs. All transactions between us and UHS must be approved by the Trustees who are unaffiliated with UHS (the “Independent Trustees”). In performing its services under the Advisory Agreement, the Advisor may utilize independent professional services, including accounting, legal, tax and other services, for which the Advisor is reimbursed directly by us. The Advisory Agreement may be terminated for any reason upon sixty days written notice by us or the Advisor.

The Advisory Agreement expires on December 31 of each year; however, it is renewable by us, subject to a determination by the Independent Trustees, that the Advisor’s performance has been satisfactory. Our advisory fee was 0.70% during each of 2015, 2014 and 2013 of our average invested real estate assets, as derived from our consolidated balance sheet. In December of 2015, based upon a review of our advisory fee and other general and administrative expenses, as compared to an industry peer group, the Advisory Agreement was renewed for 2016 pursuant to the same terms as the Advisory Agreement in place during the last three years.

The average real estate assets for advisory fee calculation purposes exclude certain items from our consolidated balance sheet such as, among other things, accumulated depreciation, cash and cash equivalents, base and bonus rent receivables, deferred charges and other assets. The advisory fee is payable quarterly, subject to adjustment at year-end based upon our audited financial statements. In addition, the Advisor is entitled to an annual incentive fee equal to 20% of the amount by which cash available for distribution to shareholders for each year, as defined in the Advisory Agreement, exceeds 15% of our equity as shown on our consolidated balance sheet, determined in accordance with generally accepted accounting principles without reduction for return of capital dividends. The Advisory Agreement defines cash available for distribution to shareholders as net cash flow from operations less deductions for, among other things, amounts required to discharge our debt and liabilities and reserves for replacement and capital improvements to our properties and investments. No incentive fees were paid during 2015, 2014 or 2013 since the incentive fee requirements were not achieved. Advisory fees incurred and paid (or payable) to UHS amounted to $2.8 million during 2015, $2.5 million during 2014 and $2.4 million during 2013 and were based upon average invested real estate assets of $401 million, $363 million and $338 million during 2015, 2014 and 2013, respectively.

Leases: We commenced operations in 1986 by purchasing properties of certain subsidiaries from UHS and immediately leasing the properties back to the respective subsidiaries. Most of the leases were entered into at the time we commenced operations and provided for initial terms of 13 to 15 years with up to six additional 5-year renewal terms. The current base rentals and lease and rental terms for each facility are provided below. The base rents are paid monthly and each lease also provides for additional or bonus rents which are computed and paid on a quarterly basis based upon a computation that compares current quarter revenue to a corresponding quarter in the base year. The hospital leases with subsidiaries of UHS are unconditionally guaranteed by UHS and are cross-defaulted with one another.

The combined revenues generated from the leases on the UHS hospital facilities accounted for approximately 31% of our total revenue for the five years ended December 31, 2015 (approximately 25% for the year ended December 31, 2015 and approximately 28% and 30% for the years ended December 31, 2014 and 2013, respectively). The decrease during 2015 and 2014 as compared to 2013 is due primarily to the 2014 purchase of the third-party minority ownership interests in eight LLCs in which we previously held noncontrolling ownership interests. As a result of these transactions, we own 100% of each of these LLCs and began accounting for each on a consolidated basis effective on the dates of purchase of the minority ownership interests (January and August, 2014). Including 100% of the revenues generated at the unconsolidated LLCs in which we have various non-controlling equity interests ranging from 33% to 95%, the leases on the UHS hospital facilities accounted for approximately 20% of the combined consolidated and unconsolidated revenue for the five years ended December 31, 2015 (approximately 20% for the year ended December 31, 2015 and 22% for each of the years ended December 31, 2014 and 2013). In addition, including the two free-standing emergency departments (“FEDs”) acquired by us from subsidiaries of UHS during the first quarter of 2015 (as discussed below), sixteen MOBs/FEDs, that are either wholly or jointly-owned, include tenants which are subsidiaries of UHS.

Pursuant to the Master Lease Document by and among us and certain subsidiaries of UHS, dated December 24, 1986 (the “Master Lease”), which governs the leases of all hospital properties with subsidiaries of UHS, UHS has the option to renew the leases at the lease terms described below by providing notice to us at least 90 days prior to the termination of the then current term. UHS also has the right to purchase the respective leased facilities at the end of the lease terms or any renewal terms at the appraised fair market value. In addition, the Master Lease, as amended during 2006, includes a change of control provision whereby UHS has the right, upon one month’s notice should a change of control of the Trust occur, to purchase any or all of the three leased hospital properties listed below at their appraised fair market value. Additionally, UHS has rights of first refusal to: (i) purchase the respective leased facilities during and for 180 days after the lease terms at the same price, terms and conditions of any third-party offer, or; (ii) renew the lease on the respective leased facility at the end of, and for 180 days after, the lease term at the same terms and conditions pursuant to any third-party offer.

During the third quarter of 2014, a wholly-owned subsidiary of UHS provided notification to us that, upon expiration of The Bridgeway’s lease term which occurred in December, 2014, it intended to exercise its option to purchase the real property of the facility. Pursuant to the terms of the lease, we and the wholly-owned subsidiary of UHS were both required to obtain independent appraisals of the property to determine its fair market value. On December 31, 2014, the Bridgeway, a 103-bed behavioral health facility located in North Little Rock, Arkansas, was sold to UHS for $17.3 million. A gain on divestiture of real property of approximately $13.0 million is included in our results of operations for the twelve-month period ended December 31, 2014. Prior to its divestiture in 2014, our revenues, net cash provided by operating activities and funds from operations included approximately $1.1 million earned annually in connection with The Bridgeway’s lease.

The table below details the existing lease terms and renewal options for our three acute care hospitals operated by wholly-owned subsidiaries of UHS:

Hospital Name	Type of Facility	Annual Minimum Rent	End of Lease Term	Renewal Term (years)
McAllen Medical Center	Acute Care	$5,485,000	December, 2016	15	(a)
Wellington Regional Medical Center	Acute Care	$3,030,000	December, 2016	15	(b)
Southwest Healthcare System, Inland Valley Campus	Acute Care	$2,648,000	December, 2016	15	(b)

(a)	UHS has three 5-year renewal options at existing lease rates (through 2031).
(b)	UHS has one 5-year renewal option at existing lease rates (through 2021) and two 5-year renewal options at fair market value lease rates (2022 through 2031).

During the first quarter of 2015, we purchased from wholly-owned subsidiaries of UHS, the real property of two newly-constructed and recently opened FEDs located in Weslaco and Mission, Texas. Each FED consists of approximately 13,600 square feet and is operated by wholly-owned subsidiaries of UHS. In connection with these acquisitions, ten-year lease agreements with six, 5-year renewal terms were executed with UHS for each FED. The first four, 5-year renewal terms (covering years 2025 through 2044) include 2% annual lease rate increases, computed on accumulative and compounded basis, and the last two, 5-year renewal terms (covering the years 2045 through 2054) will be at the then fair market value lease rates. These leases are cross-defaulted with one another. UHS has the option to purchase the leased properties upon the expiration of the fixed term and each five-year extended term at the fair market value at that time. The aggregate acquisition cost of these facilities was approximately $12.8 million, and the aggregate rental revenue earned by us at the commencement of the leases is approximately $900,000 annually.

Management cannot predict whether the leases with subsidiaries of UHS, which have renewal options at existing lease rates or fair market value lease rates, or any of our other leases, will be renewed at the end of their lease term. If the leases are not renewed at their current rates or the fair market value lease rates, we would be required to find other operators for those facilities and/or enter into leases on terms potentially less favorable to us than the current leases. In addition, if subsidiaries of UHS exercise their options to purchase the respective leased hospital and FED facilities upon expiration of the lease terms, our future revenues could decrease if we were unable to earn a favorable rate of return on the sale proceeds received, as compared to the rental revenue currently earned pursuant to the these leases. The existing lease terms for our three acute care hospitals operated by wholly-owned subsidiaries of UHS are scheduled to expire in December, 2016 and we can provide no assurance that these leases will be renewed at the existing lease rates.

Officers and Employees: Our officers are all employees of a wholly-owned subsidiary of UHS and although as of December 31, 2015 we had no salaried employees, our officers do typically receive annual stock-based compensation awards in the form of restricted stock. In special circumstances, if warranted and deemed appropriate by the Compensation Committee of the Board of Trustees, our officers may also receive one-time compensation awards in the form of restricted stock and/or cash bonuses.

Share Ownership: As of December 31, 2015 and 2014, UHS owned 5.9% of our outstanding shares of beneficial interest.

SEC reporting requirements of UHS: UHS is subject to the reporting requirements of the Securities and Exchange Commission (“SEC”) and is required to file annual reports containing audited financial information and quarterly reports containing unaudited financial information. Since the leases on the hospital facilities leased to wholly-owned subsidiaries of UHS comprised approximately 25% of our consolidated revenues for the year ended December 31, 2015 and 28% and 30% of our consolidated revenues for the years ended December 31, 2014 and 2013, respectively, and since a subsidiary of UHS is our Advisor, you are encouraged to obtain the publicly available filings for Universal Health Services, Inc. from the SEC’s website at www.sec.gov. These filings are the sole responsibility of UHS and are not incorporated by reference herein.

Review, Approval and Ratification of Related Party Transactions

Pursuant to our Code of Business Conduct and Ethics, all employees, officers and Trustees of the Trust, including family members and entities in which such persons have an interest (except any other publicly traded company in which such persons have less than a 5% interest) should avoid any relationship or financial interest which gives rise to an actual or potential conflict of interest between us and the employee, officer or Trustee. If an employee, officer or Trustee becomes aware of an actual or potential conflict of interest, he or she should promptly bring it to the attention of, and disclose all material facts to, one or more of a supervisor, a member of our legal staff, or the Chairperson of the Nominating & Governance Committee of the Board.

Pursuant to Section 4.9 of our Declaration of Trust, we may not engage in a transaction with any employee, officer, agent or Trustee of the Trust or with any employee, officer, agent or director of the Advisor, or any affiliate thereof except to the extent that such transaction has been approved or ratified by a majority of the Trustees who do not have an interest in the transaction. We may not engage in a transaction with our Advisor or any affiliate thereof (such as UHS) except to the extent that such transaction has been approved or ratified by a majority of the Independent Trustees. In approving or rejecting the proposed agreement, the Trustees will consider the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to us, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on Trustee independence. In general, the Trustees shall only approve those agreements that, in light of known circumstances, are in our best interests and that are fair and reasonable to us and our shareholders. For certain transactions with related persons, our Declaration of Trust requires that, based on an independent real estate appraiser, the total consideration is not in excess of the appraised value of the interest in the real property being acquired or disposed of, as applicable. If a transaction involves payments by us for services rendered (other than as Advisor, officer or Trustee), our Declaration of Trust requires that the payments made by us may not be in excess of payments made by third-parties to the related person for comparable services in the same geographic area and may not be in excess of fees charged by parties unrelated to us for comparable services in the same geographic area. All of our transactions with UHS and our Advisor were approved by a majority of our Independent Trustees.

AUDIT COMMITTEE REPORT

The Board of Trustees is committed to the accuracy and integrity of the Trust’s financial reporting. The Audit Committee takes an involved and active role in delivering on this commitment.

The Audit Committee provides independent, objective oversight of our accounting functions and internal controls.

The Audit Committee reviews and evaluates, and discusses and consults with our management and the internal audit personnel and the independent registered public accounting firm about the following:

•	the plan for, and the independent auditors’ report on, each audit of our consolidated financial statements and internal controls;

•	changes in our accounting practices, principles, controls or methodologies, or in our financial statements;

•	significant developments in accounting rules;

•	the adequacy of our internal accounting controls, and accounting, financial and auditing personnel; and

•	the establishment and maintenance of a work environment that promotes ethical behavior.

The Audit Committee acts under a written charter which was originally adopted by the Board of Trustees in 2004 and is reviewed and approved on an annual basis. The Audit Committee reviews, acts on and reports to the

Board of Trustees with respect to various auditing, accounting, financial reporting, internal control and regulatory compliance matters. In discharging its oversight role, the Audit Committee may engage independent counsel and other advisers as it determines necessary. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee also has the direct responsibility to select, evaluate, determine the compensation of, oversee, and where appropriate, replace our independent auditors, and has the authority to resolve disagreements between management and our auditors. The Audit Committee may establish procedures for the receipt, retention and treatment of complaints received by the Trust regarding accounting and auditing matters, as well as confidential, anonymous submission by employees. The Board of Trustees has determined that each of the members of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002.

The Audit Committee recommended to the Board of Trustees that the consolidated financial statements be included in the Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2015:

•	First, the Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audits.

•

Second, the Audit Committee met with the independent auditors, without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.

•

Third, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

•

Fourth, the Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards of the Public Company Accounting Oversight Board (United States).

•

Fifth, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Trust, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

•

Finally, the Audit Committee obtained and reviewed a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years inspecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Trust.

The Audit Committee reviewed our financial statements with the Board of Trustees and discussed them with KPMG LLP during the 2015 fiscal year, along with the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received from KPMG LLP the written disclosures, including the letter, required by PCAOB 3524 and 3526 and discussed with KPMG LLP its independence. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standard No. 16, Communication with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board. Based on these discussions with KPMG LLP and management and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in our 2015 Annual Report on Form 10-K.

AUDIT COMMITTEE

James E. Dalton, Jr., Chairman
Robert F. McCadden
Elliot J. Sussman, M.D.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP served as our independent registered public accounting firm for the 2015 and 2014 fiscal years and has been selected to serve in that capacity for us for the 2016 fiscal year. It is anticipated that representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the shareholders or their representatives.

Set forth below are the fees paid or accrued for the services of KPMG LLP during 2015 and 2014:

	2015	2014
Audit fees	$565,000	$609,425
Audit-related fees	—	—
Tax fees	178,785	214,100
All other fees	—	—

Total	$743,785	$823,525

Audit fees for 2015 and 2014 consist primarily of professional services rendered to us or various audits of limited liability companies in which we hold equity interests. Such audit services include audits of financial statements, audit of the effectiveness of internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements, and audit services provided in connection with regulatory filings. Included in the 2014 audit fees were services incurred in connection with an at-the-market equity issuance program which commenced during 2013.

Tax fees for professional services rendered in 2015 and 2014 consisted of the preparation of federal and state income tax returns and consultation on various tax matters related to us or limited liability companies in which we hold equity interests.

The Audit Committee has considered and determined that the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

All audit and permissible non-audit services provided to us by the independent auditors are pre-approved by the Audit Committee, which considers whether the proposed services would impair the independence of the independent auditors. The Chairperson of the Audit Committee may pre-approve audit and permissible non-audit services during the time between Audit Committee meetings if the fees for the proposed services are less than $25,000.

YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

BY ORDER OF THE BOARD OF TRUSTEES

Cheryl K. Ramagano
Secretary

King of Prussia, Pennsylvania

April 22, 2016

ANNEX “A”

UNIVERSAL HEALTH REALTY INCOME TRUST

AMENDED AND RESTATED

2007 RESTRICTED STOCK PLAN

1. Purpose. The purpose of the Plan is to enable Universal Health Realty Income Trust, a Maryland real estate investment trust (the “Trust”), to make compensatory awards of shares of beneficial interest in the Trust (“Shares”) in order to facilitate the ability of the Trust to motivate and reward eligible officers, employees, trustees and other personnel and thereby enhance shareholder value.

2. Administration. The Plan will be administered by the compensation committee (the “Committee”) of the board of trustees of the Trust (the “Board”) provided that, the Board will have sole responsibility and authority for matters relating to the grant and administration of awards to any member of the Board who is not an officer or employee of the Trust or its affiliates. Subject to the provisions of the Plan, the Committee, acting in its discretion, may (a) select the persons to whom awards will be made, (b) prescribe the terms and conditions of each award and make amendments thereto, (c) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan, and (d) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. The decision of the Committee as to any disputed question arising under the Plan or with respect to any award shall be final and conclusive on all persons. Notwithstanding the foregoing, the full Board may perform any function of the Committee hereunder, in which case and to such extent the term “Committee” shall refer to the Board.

3. Share Limitations. Subject to adjustments required or permitted by the Plan, the Trust may issue a total of 125,000 Shares under the Plan. Shares covered by awards that are canceled or forfeited may be reissued and will not be taken into account for purposes of determining the number of Shares that remain available for issuance under the Plan. Any Shares surrendered to the Trust or withheld by the Trust for the satisfaction of applicable tax withholding will not be so available. The total number of Shares that may be awarded to any individual in any calendar year may not exceed 12,500 plus the individual’s unused annual Share limit as of the close of the preceding calendar year.

4. Eligibility. Awards may be granted under the Plan to any present or future trustee, officer, employee, consultant, adviser or other personnel of or to the Trust.

5. Terms and Conditions of Awards.

5.1 General. Awards under the Plan will take the form of Shares issued by the Trust in the name of the participant subject to specified transfer restrictions and vesting conditions (“Restricted Shares”). The terms and conditions of each award will be fixed by the Committee, acting in its discretion, subject to the terms of the Plan.

5.2 Minimum Purchase Price. Subject to the provisions of applicable law, the purchase price payable for Shares issued pursuant to an award under the Plan will be equal to the par value of the Shares.

5.3 Issuance of Restricted Shares. Restricted Shares issued pursuant to an award may be evidenced by book entries on the Trust’s Share transfer records pending satisfaction of the applicable vesting conditions. If a certificate for Restricted Shares is issued, the certificate will bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the Shares. The Trust may require that such certificates be held in custody by the Trust until the applicable vesting conditions are satisfied and the transfer restrictions lapse. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for Restricted Shares, including, without limitation, a requirement that the recipient deliver a duly signed power, endorsed in blank, for the Restricted Shares, in order to facilitate the administration of future forfeitures.

5.4 Stock Certificates for Vested Shares. A participant who receives a Restricted Share award will be entitled to receive a certificate for the Shares covered by the award, free and clear of conditions and restrictions (except as may be imposed in order to comply with applicable law) if (and only if), as and when the applicable vesting conditions are satisfied and the transfer restrictions lapse, subject to the payment or other satisfaction of applicable withholding taxes.

5.5 Rights as a Shareholder. The holders of Restricted Shares will have the same dividend and voting rights as the holders of Shares that are not subject to restrictions, provided, however, that the Committee, acting in its discretion, may condition the distribution of dividends upon the satisfaction of the vesting conditions and lapse of transfer restrictions applicable to the Restricted Shares with respect to which such dividends are otherwise distributable. Dividend distributions will be subject to the payment or other satisfaction of applicable withholding taxes.

5.6 Transfer Restrictions. Restricted Shares may not be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Trust or its designee in accordance with the terms of the award or the Plan, and any attempt to do so shall be null and void and, unless the Committee determines otherwise, shall result in the immediate forfeiture of the award.

5.7 Vesting Conditions. Each award will be subject to such vesting conditions as the Committee, acting in its discretion, shall prescribe, including, without limitation, continuing service conditions and/or performance conditions, provided that Restricted Shares issued under the Plan must have a vesting period of at least one year from the date of the award. Unless the Committee determines otherwise, upon termination of a participant’s employment or other service before the satisfaction of the applicable vesting conditions, the participant will forfeit any then outstanding Restricted Shares. If Restricted Shares are forfeited, such Shares will be automatically canceled and any certificate or book entry representing or evidencing such Restricted Shares will likewise be canceled, and the participant will be entitled to receive from the Trust an amount equal to the cash purchase price, if any, previously paid by the participant for such Restricted Shares.

6. Performance Awards.

6.1 General. The Committee may condition the vesting of awards under the Plan on the achievement of such performance goals as the Committee may determine, provided that awards that are intended to qualify for the performance-based compensation exemption from Section 162(m) of the Internal Code of 1986 (“Section 162(m)”) must meet the requirements set forth in Sections 6.2 and 6.3 below.

6.2 Objective Performance Goals or Section 162(m)-Exempt Awards. A performance goal established in connection with an award that is intended to qualify for the performance-based compensation exemption from Section 162(m) must be (a) objective, so that a third party having knowledge of the relevant facts could determine whether the goal is met; (b) prescribed in writing by the Committee at a time when the outcome is substantially uncertain, but in no event later than the first to occur of (1) the 90th day of the applicable performance period, or (2) the date on which 25% of the performance period has elapsed; and (c) based on any one or more of the following business criteria, applied to the Trust and/or any one or more of its properties or other operating unit(s) as the Committee may designate (in each case, subject to the applicable conditions of Section 162(m) and the regulations thereunder):

(i)	earnings per Share,

(ii)	Share price or total shareholder return,

(iii)	pre-tax profits,

(iv)	net earnings,

(v)	return on equity or assets,

(vi)	revenues,

(vii)	operating income before depreciation, amortization and non-cash compensation expense,

(viii)	funds from operations per share

(ix)	market share or market penetration, or

(x)	any combination of the foregoing.

The applicable performance goals may be expressed in absolute or relative terms, and must include an objective formula or standard for computing the amount of compensation payable to a participant if the goal is attained. A formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the employee. The formula or standard may provide for the payment of a higher or lower amount depending upon whether and the extent to which a performance goal is attained. The Committee may not use its discretion to increase the amount of compensation payable that would otherwise be due upon attainment of a performance goal; provided that, subject to the requirements for exemption under Section 162(m) of the Code, the Committee may make appropriate adjustments to an award in order to equitably reflect changes in accounting rules, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period.

6.3 Determination of Amount Payable under Section 162(m)-Exempt Awards. Following the expiration of the performance period applicable to an award that is intended to qualify for the performance-based compensation exemption from Section 162(m), the Committee shall determine whether and the extent to which the performance goals have been attained and the amount of compensation, if any, that is payable as a result. The Committee must certify in writing prior to payment of the compensation that the performance goals and any other material terms of the award were in fact satisfied.

7. Capital Changes; Change in Control.

7.1 Adjustments Upon Changes in Capitalization. The aggregate number and class of Shares that may be issued under the Plan, the total number and class of Shares with respect to which awards may be granted to any individual in any calendar year, and the number and class of Shares covered by each outstanding award, shall be subject to adjustment in order to equitably reflect the effect on issued Shares resulting from a split-up, spin-off, recapitalization, consolidation of Shares or any similar capital adjustment, and/or to reflect a change in the character or class of Shares covered by the Plan and an award.

7.2 Effect of a Change in Control. If a “Change in Control” (as defined below) occurs, the parties to the Change in Control may agree that outstanding restricted Share awards shall be assumed by, or converted into an award with respect to shares of common stock of, the successor or acquiring company (or a parent company thereof). In the event that the successor company does not assume or substitute any such outstanding award, the vested Shares covered by such award will be entitled to participate in the Change in Control transaction on the same basis as any other stockholder or the award may be cancelled immediately prior to the Change in Control in exchange for the right to receive an amount equal to the per Share consideration received by the holders of outstanding Shares in the Change in Control transaction. The Board may in its sole discretion accelerate, in whole or in part, the vesting of any outstanding award upon the occurrence of a Change in Control, whether or not the vesting requirements set forth in the applicable Award agreement have been satisfied and whether or not the Award is otherwise assumed or substituted by the successor company.

7.3 Definition of Change in Control. For purposes hereof, a “Change in Control” of the Trust shall be deemed to occur upon the occurrence of any of the following events: (i) completion of a consolidation or merger in which the Trust is not the continuing or surviving entity or pursuant to which each class of the Trust’s common stock would be converted into cash, securities or other property, other than (a) a consolidation or merger of the Trust in which the holders of each class of common stock immediately prior to the consolidation or merger have the same proportionate ownership and voting power with respect to the common stock of the surviving corporation immediately after the consolidation or merger, or (b) a consolidation or merger which would result in the voting securities of the Trust outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger; (ii) consummation of a plan of complete liquidation or dissolution of the Trust or of a sale or disposition by the Trust of all or substantially all of the Trust’s assets, in one transaction or a series of related transactions, other than a sale or disposition by the Trust of all or substantially all of the Trust’s assets to an entity, more than 50% of the combined voting power of the voting securities of which is owned by stockholders of the Trust in substantially the same proportion as their ownership of the Trust immediately prior to such sale; (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than (1) persons or their family members or affiliates which have such voting power on the date of adoption of this Amended and Restated 2007 Restricted Stock Plan, or (2) any trustee or other fiduciary holding securities under any employee benefit plan of the Trust, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the combined voting power of the voting securities of the Trust other than pursuant to a plan or arrangement entered into by such person and the Trust; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Trust’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

8. Termination and Amendment of the Plan. The Board may terminate the Plan at any time or amend the Plan at any time and from time to time; provided, however, that:

(a) no such action shall impair or adversely alter any awards theretofore granted under the Plan, except with the consent of the recipient or holder, nor shall any such action deprive any such person of any Shares which he or she may have acquired through or as a result of the Plan; and

(b) to the extent necessary under applicable law or the requirements of any exchange, no amendment shall be effective unless approved by the shareholders of the Trust in accordance with applicable law.

9. Limitation of Rights. Nothing contained in the Plan or in any award agreement shall confer upon any recipient of an award any right with respect to the continuation of his or her employment or other service with the Trust, or interfere in any way with the right of the Trust at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the compensation and/or other terms and conditions of the recipient’s employment or other service.

10. Miscellaneous.

10.1 Governing Law. The Plan and the rights of all persons claiming under the Plan shall be governed by the laws of the State of Maryland, without giving effect to conflicts of laws principles thereof.

10.2 Compliance with Law. The Trust will not be obligated to issue or deliver Shares pursuant to the Plan unless the issuance and delivery of such Shares complies with applicable law and the requirements of any securities exchange or market upon which the Shares may then be listed.

10.3 Withholding of Taxes. As a condition to the settlement of any award or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Trust with respect to an award, the Trust may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to the participant, whether or not such payment or distribution is covered by the Plan, or (b) require the participant to remit cash (through payroll deduction or otherwise) or make other arrangements permitted by the Trust, in each case in an amount or of a nature sufficient in the opinion of the Trust to satisfy or provide for the satisfaction of such withholding obligation. At the sole discretion of the Committee, a participant may satisfy withholding obligations by electing to have the Trust withhold Shares having a fair market value equal to the amount of tax required to be withheld.

10.4 Claw Back Conditions. Notwithstanding anything to the contrary contained herein or in an Award agreement, each Award shall be subject to any incentive compensation claw back policies that may be adopted by the Trust (whether or not adopted prior to the date of such Award) as in effect at any time and from time to time, and, as applicable, to the claw back requirements of Section 954 of the Dodd-Frank Act.

10.5 Effective Date; Term. This Amended and Restated Plan was adopted by the Board on March 3, 2016, subject nevertheless to approval by the Trust’s shareholders at their 2016 Annual Meeting. Unless sooner terminated by the Board, shares may be sold under this Amended and Restated Plan at any time and from time to time, prior to the tenth anniversary of the date such amendment and restatement is adopted. Any Shares sold under the Plan that remain outstanding on or after such expiration date shall remain subject to the terms of the applicable restricted stock award agreement and the Plan.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 9, 2016.
Vote by Internet
• Go to www.envisionreports.com/UHT
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	The Board of Trustees recommends a vote FOR the listed nominees, Proposal 2, Proposal 3 and Proposal 4 and AGAINST Proposal 5:

1.	Election of Trustees:	For	Withhold
	01 - Miles L. Berger	☐	☐

	02 - Elliot J. Sussman, M.D.	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Advisory (nonbinding) vote to approve executive officer compensation.	☐	☐	☐	4.	Approval of the amendment and restatement of the Universal Health Realty Income Trust 2007 Restricted Stock Plan.	☐	☐	☐
3.	To ratify the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐	5.	To act on a Shareholder proposal regarding proxy access if properly presented at the meeting.	☐	☐	☐
Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance	☐
Mark box to the right if you plan to attend the Annual Meeting.

C	Authorized Signatures —	This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders. Please sign exactly as name appears hereon. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Universal Health Realty Income Trust

This Proxy is Solicited By The Board of Trustees For The Annual Meeting of Shareholders To Be Held on June 9, 2016

Alan B. Miller and Cheryl K. Ramagano, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all shares of Universal Health Realty Income Trust (the “Trust”) held of record by the undersigned on April 11, 2016 at the Annual Meeting of Shareholders to be held at 10:00 a.m., on Thursday, June 9, 2016 at the offices of the Trust at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

(This proxy is continued on reverse side)

PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY